UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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CBRE Group, Inc.
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2024

CBRE

Proxy Statement and Notice of Annual Meeting

May 22, 2024

Photo: Courtesy of Brookfield Properties

Brookfield Place, New York City, is among the U.S. office assets that CBRE is managing under a strategic partnership with Brookfield Properties, announced in January 2024.

2100 McKinney Avenue, Suite 1250 Dallas, Texas 75201 (214) 979-6100

April 12, 2024

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Wednesday, May 22, 2024 at 11:00 a.m. (Central Time) (the “Annual Meeting” or the “2024 Annual Meeting”). The 2024 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2024 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2024. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to again offer multiple options for voting your shares. Regardless of whether you attend, please take advantage of this opportunity to vote your shares.*

Thank you for your continued support of CBRE Group, Inc.

Robert E. Sulentic

Chair, President and Chief Executive Officer

*Please see page 1 of this Proxy Statement for the many options available to vote your shares and other details on how you can participate in our Annual Meeting.

Notice of 2024 Annual

Meeting of Stockholders

Date: Wednesday, May 22, 2024 Time: 11:00 a.m. (Central Time) Virtual Meeting Website: www.virtualshareholdermeeting.com/CBRE2024 Record Date: March 28, 2024

Your Vote Matters — How to Vote:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2024. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 10:45 a.m. (Central Time).

Agenda:

1.	Elect the 11 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	Conduct an advisory vote on named executive officer compensation for the fiscal year ended December 31, 2023; and

4.	Transact any other business properly introduced at the Annual Meeting.

Your vote is important, and you are encouraged to vote promptly whether or not you plan to virtually attend the 2024 Annual Meeting of Stockholders.

We hope that you can attend the Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2024: Our Proxy Statement and 2023 Annual Report are available free of charge on our website or www.proxyvote.com.

We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 12, 2024

By Order of the Board of Directors

Chad Doellinger

Executive Vice President, General Counsel and Corporate Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 12, 2024. References in this Proxy Statement to “CBRE,” “the company,” “we,” “us” or “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. A copy of our Annual Report for the fiscal year ended December 31, 2023, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	1

Proxy Summary

To help you review the proposals to be voted upon at our 2024 Annual Meeting, we have summarized important information in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting Stockholders of record as of March 28, 2024 may cast their votes in any of the following ways:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2024. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 10:45 a.m. (Central Time).

Voting Matters and Board Recommendation

Proposals	Board recommendation	Page reference

1. Elect Directors	FOR each nominee	23

2. Ratify the Appointment of Independent Registered Public Accounting Firm for 2024	FOR	37

3. Advisory Vote to Approve Named Executive Officer Compensation for 2023	FOR	40

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	2

Our Corporate Strategy

We aspire to expand our position as the leading global commercial real estate services and investment firm, defined by our scale and the superior outcomes we deliver for our constituents.

We have developed a concise strategy that we have executed over many years, fine-tuning it as market circumstances change and opportunities emerge. Our strategy consists of the following key elements:

•	Build broad and deep presence across four key dimensions of our business: client type, service line, asset type and geography.

•	Deliver strong organic and inorganic growth, leveraging and building on the benefits of scale.

•	Integrate differentiated services to deliver superior client solutions.

•	Focus financial and operational resources on disproportionately growing our resilient businesses.

•	Leverage our functional and knowledge platform to support the growth of our business and the quality of our integrated solutions.

•	Identify, attract and empower top talent.

•	Continually focus on efficiency and cost to advance our margin advantage.

Sustainability and Social Responsibility

In 2023, we continued to make strides on our initiatives to be a sustainable and responsible company. We believe we are well-positioned to lead our industry in providing climate change solutions that significantly reduce greenhouse gas (GHG) emissions. Our Net Zero Roadmap for Corporate Operations guides our actions to help us achieve our interim targets to reduce our GHG emissions by 2035 and reach our net zero goal by 2040. Key initiatives include goals of purchasing 100% renewable energy for our offices and electrifying our vehicle and equipment fleet.

Driving progress on diversity, equity and inclusion at CBRE and in the broader commercial real estate industry is a company-wide priority. In 2023, we spent nearly $2 billion with diverse suppliers as we work toward our pledge to spend $3 billion with diverse suppliers annually by the end of 2025. We also partner with organizations to increase outreach to and help to develop diverse talent underrepresented in our industry.

We are committed to providing transparent, meaningful sustainability information to stakeholders and publish information in accordance with the International Sustainability Standards Board’s (ISSB) disclosures, including industry-specific SASB standards and the Task Force on Climate-related Financial Disclosures (TCFD) in our Corporate Responsibility Report (CR Report). In addition, our CR Report was prepared in accordance with the Global Reporting Initiative (GRI) Standards and we have participated in the United Nations Global Compact (UNGC) and supported its Ten Principles since 2007.

To learn more, please read our Corporate Responsibility Report at www.cbre.com/responsibility. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	3

Awards & Recognition

In 2023 and early 2024, we were recognized with the following awards and accolades:

MOST ADMIRED REAL ESTATE COMPANIES Fortune Magazine, fourteen years in a row, including 2024	MOST RECOGNIZED COMMERCIAL REAL ESTATE BRAND Lipsey Company Survey, 23rd consecutive year, including 2024	WORLD’S MOST ETHICAL COMPANY Ethisphere Institute, 11th consecutive year, including 2024

A TOP COMPANY FOR CAREER GROWTH

The Wall Street Journal ranks us within the top 10% of Fortune 500 companies for creating opportunities for people to advance their careers, outperforming all other real estate companies

	LISTED IN THE BLOOMBERG GENDER EQUALITY INDEX For four consecutive years, including 2023	3rd MOST SUSTAINABLE U.S. COMPANY Barron’s, making top 100 list for seven consecutive years, including 2024

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in our company. Our governance practices include:

•	Robust director selection process resulting in a diverse Board in terms of experience, skills, tenure, gender, race and ethnicity

•	Strong lead independent director, elected by independent directors

•	10 out of 11 of our director nominees are independent

•	6 out of 11 of our director nominees are diverse in terms of gender, race or ethnicity

•	100% independent Board committees

•	Annual election of directors

•	Majority voting standard for uncontested elections

•	12-year director term limit

•	Board diversity policy to actively seek out women and underrepresented candidates

•	No “over-boarding” by our directors on other public-company boards

•	Proxy access rights for director nominations

•	Maximum of one Board-nominated management director

•	Annual Board, committee and individual director evaluations and self-assessments

•	Regular executive sessions, where independent directors meet without management present

•	Active Board oversight of strategy, risk management, sustainability, social responsibility and governance matters

•	Stock ownership requirements for directors and executive officers

•	Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock

•	Ongoing stockholder outreach and engagement

•	Stockholder rights to call a special meeting

•	No poison pill takeover defense plans

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	4

Our Board Nominees

Our Board nominees exhibit a mix of skills, experience, diversity and perspectives:

Name	Age	Director Since	Principal Occupation	Independent	Committees	Other Public Company Boards

Brandon B. Boze	43	2012	Former Partner and President of ValueAct Capital	●	– Compensation – Corporate Governance and Nominating – Executive	0

Beth F. Cobert	65	2017	Former President of the Markle Foundation	●	– Compensation (Chair)	0

Reginald H. Gilyard	60	2018	Senior Advisor to The Boston Consulting Group	●	– Compensation – Corporate Governance and Nominating	3

Shira D. Goodman Lead Independent Director	63	2019	Advisory Director to Charlesbank Capital Partners	●	– Executive (Chair)	1

E.M. Blake Hutcheson	63	2022	President and Chief Executive Officer of OMERS	●	– Audit – Compensation	1

Christopher T. Jenny	68	2016	Chair and Chief Executive Officer of Jennus Innovation	●	– Corporate Governance and Nominating (Chair)	0

Gerardo I. Lopez	64	2015	Former Executive-in-Residence at Softbank Investment Advisers	●	– Audit (Chair) – Executive	2

Guy A. Metcalfe	56	2024	Former Managing Director and Global Chair of Real Estate of Morgan Stanley	●	– Compensation – Corporate Governance and Nominating	1

Oscar Munoz	65	2020	Former Chair and Chief Executive Officer of United Airlines Holdings	●	– Audit – Corporate Governance and Nominating	2

Robert E. Sulentic Board Chair	67	2012	Chair, President and Chief Executive Officer of CBRE		– Executive	0

Sanjiv Yajnik	67	2017	President of Capital One Financial Services	●	– Audit – Compensation	0

Female Directors	Racially and Ethnically Diverse Directors	Board Committees Chaired by Women	Independent Directors

18%	36%	50%	91%

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	5

2023 Business Highlights

Revenue	Net Revenue (1)	GAAP Net Income

$31.9B	$18.3B	$986M

+3.6%	-2.7%	-30.0%

Core EBITDA (1)	GAAP EPS	Core EPS (1)
$2.2B	$3.15	$3.84

-24.5%	-26.6%	-32.5%

1-Year Total Stockholder Return (2) (as of 12/31/2023)	3-Year Total Stockholder Return (2) (as of 12/31/2023)	5-Year Total Stockholder Return (2) (as of 12/31/2023)

21%	48%	132%

vs. 26% for S&P 500 (-5% underperformance)	vs. 33% for S&P 500 (+15% outperformance)	vs. 107% for S&P 500 (+25% outperformance)

(1)

These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

(2)	Inclusive of dividends, assuming reinvestment.

Company Performance and Financial Highlights

Our pay-for-performance approach aligns management and stockholder interests. The real estate capital markets environment weighed on our business performance in 2023, particularly the transactional business lines within the Advisory Services and Real Estate Investments segments, which are sensitive to market cycles. While overall net revenue fell 3%, our Resilient Businesses (including the entire GWS business, property management, loan servicing, asset management fees in Investment Management and valuations), together, grew net revenue at a 10% clip. These businesses are well-positioned for growth across market cycles. On the other hand, revenue from our Transactional Businesses (sales, leasing, mortgage origination, carried interest and incentive and development fees) slumped 21% last year, but are poised to resume growth when the market cycle turns. Despite the year’s challenges, we invested approximately $961.3 million in share buybacks (repurchasing approximately 7,867,348 shares), infill M&A and other strategic investments, while ending the year below the midpoint of our target leverage range, giving us substantial liquidity to finance future growth.

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	6

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index(2) and Peer Group(3)

(1)	$100 invested on December 31, 2018 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)	Copyright© 2024 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)	Peer group contains companies with the following ticker symbols: JLL, CIGI, CWK, ISS, MMI, NMRK, SVS.L (London) and WD.

Executive Compensation Highlights

Our Pay-for-Performance Compensation Philosophy

Our executive compensation program is designed to:

•	Align pay and performance;

•	Reinforce our corporate strategy;

•	Attract and retain accomplished and high-performing executives; and

•	Motivate those executives to consistently achieve short- and long-term goals to further our corporate strategy.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

2023 Total Target Direct Compensation Mix

The total 2023 target direct compensation mix is shown here:

CEO Target Compensation Mix

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	7

2023 Performance and NEO Compensation

2023 was a difficult year for commercial real estate. The tougher operating environment led to reduced cash bonuses for all of our named executive officers. Compared with annual cash bonus targets, 2023 cash bonuses awarded to our named executive officers averaged 86.2% of target, and ranged from 76.5% to 94.1%.

2022 Core EPS Awards, the vesting of which was based on our two-year cumulative Core EPS performance during 2022 and 2023, were paid out at 0% (i.e., all 2022 Core EPS Equity Awards were forfeited). This reflected financial results that were below target due to the challenging market environment that prevailed for most of the two-year performance period.

In 2023, as part of the review of target annual compensation opportunities, the Compensation Committee approved increases to the annual long term-term equity targets for Mses. Giamartino and Dhandapani. The Compensation Committee also approved an increase to Ms. Giamartino’s salary and EBP target. These increases (from 2022) were intended to align their compensation with market levels.

2023 NEO Total Annual Compensation

Set forth below is the 2023 annual compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Robert E. Sulentic Chair, President and Chief Executive Officer	2023	1,250,000	—	14,749,941	2,352,893	6,000	18,358,834

Emma E. Giamartino Chief Financial Officer	2023	695,000	—	3,199,880	980,273	6,000	4,881,153

Chandra Dhandapani Former Chief Executive Officer, Global Workplace Solutions	2023	750,000	—	3,649,996	1,020,417	6,000	5,426,413

John E. Durburg Chief Executive Officer of U.S. and Canada, Advisory Services	2023	775,000	—	4,064,992	887,973	6,000	5,733,965

Daniel G. Queenan Chief Executive Officer, Real Estate Investments	2023	775,000	—	4,064,992	908,371	6,000	5,754,363

2024 Updates to Long-Term Incentive Award Design

As part of the Committee’s annual review of our compensation program, and in response to feedback from our investors, the Compensation Committee approved a change to the design of our annual performance-based awards. Beginning in 2024, our annual performance-based awards will incorporate two metrics—core EPS and relative total shareholder return. For additional information, see our Form 8-K filed on March 11, 2024.

CBRE 2024 PROXY STATEMENT	PROXY SUMMARY	8

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s sustainability and social responsibility targets, strategies and goals. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this Proxy Statement. Any forward-looking statements speak only as of the date of this Proxy Statement and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the company’s Annual Report for the year ended December 31, 2023, particularly those under the captions “Cautionary Note on Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in the company’s press releases and other periodic filings with the SEC.

This Proxy Statement contains certain voluntary disclosures regarding our sustainability and social responsibility goals and related matters because we believe these matters are of interest to our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction, or as that concept is used in the context of financial statements and financial reporting. These disclosures speak only as of the date on which they are made, and we undertake no obligation and expressly disclaim any duty to correct or update such disclosures, whether as a result of new information, future events or otherwise, except as required by applicable law.

CBRE 2024 PROXY STATEMENT	TABLE OF CONTENTS	9

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	10

Corporate Governance

Our Corporate Governance framework is designed to strengthen the Board of Directors’ oversight of management and to serve the long-term interests of our stockholders, employees and other stakeholders. Governance is a continuous focus for us, starting with our Board and committees of the Board that meet several times throughout the year, and extending to management and our employees. We are committed to maintaining the highest standards of business conduct and corporate governance.

Governance Highlights

Corporate Governance

•	Robust director selection process resulting in a diverse Board in terms of experience, skills, tenure, gender, race and ethnicity

•	11 director nominees, 10 of whom are independent

•	Director term limits (12 years)

•	Strong lead independent director, elected by independent directors

•	100% independent committees

•	Board diversity policy to actively seek out women and underrepresented candidates
•	Active Board oversight of strategy, risk management, sustainability, social responsibility and governance matters

•	Annual Board, committee and individual director evaluations and self-assessments

•	Maximum of one Board-nominated management director

•	Robust Standards of Business Conduct and governance policies

•	No “over-boarding” by our directors on other public-company boards

Compensation

•	Pay-for-performance compensation program, which includes performance-based equity grants

•	Annual “say on pay” votes, with most recent favorable “say on pay” vote of approximately 93%
•	Stock ownership requirements for directors and executive officers

•	Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock

Stockholder Rights

•	Annual election of all directors

•	Majority voting requirement for directors in uncontested elections

•	Stockholder rights to call special meetings
•	No poison pill takeover defense plans

•	Stockholders may act by written consent

•	Proxy access for director nominations

•	Ongoing stockholder outreach and engagement

Corporate Governance Materials The following materials, along with other Governance documents, are available on our website, https://ir.cbre.com/leadership/governance-documents.

•  Standards of Business Conduct

•  Corporate Governance Guidelines

•  Policy Regarding Transactions with Interested Parties
and Corporate Opportunities

•  Whistleblower Policy

•  Equity Award Policy

•  Anti-Corruption Policy

•  Charter, By-laws and Board Committee Charters

These materials are also available in print to any person, without charge, by emailing us at investorrelations@cbre.com or by written request to:

Investor Relations Department

CBRE Group, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, Texas 75201

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	11

Governance Policies & Practices

Standards of Business Conduct. Our Board has adopted a Standards of Business Conduct applicable to all directors, officers and employees that states our corporate values and ethical standards, including our commitment to respect, integrity, service and excellence. We are firmly committed to conducting business with the highest integrity and in compliance with the letter and spirit of the law. If the Board grants any waivers from the Standards of Business Conduct to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines, which provide a framework within which our Board, assisted by its committees, directs our affairs.

Board Diversity Policy. As part of the search process for a new director, the Corporate Governance and Nominating Committee of our Board, or Governance Committee, will actively seek out women and underrepresented candidates to include in the pool from which Board nominees are chosen and will instruct any search firm engaged for the search to provide a set of candidates that includes both underrepresented people of color and different genders.

Director Overboarding Policy. Our directors who are public company executive officers may serve on no more than two public company boards (including the company’s Board). Directors that are not public company executive officers may serve on no more than five public company boards (including the company’s Board), or to the extent such director is the chair or lead independent director of a public company board, then no more than four public company boards (including the company’s Board). Consideration is also given to the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments.

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers.

Whistleblower Policy. We have a Whistleblower Policy that directs our Audit Committee to investigate complaints (received directly or through management) regarding:

•	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

•	circumvention of our internal accounting controls;

•	fraud in the preparation or review of our financial statements or records;

•	misrepresentations regarding our financial statements or reports;

•	violations of legal or regulatory requirements; and

•	retaliation against whistleblowers.

Equity Award Policy. We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards. Our Equity Award Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.”

Anti-Corruption Policy. Our global Anti-Corruption Policy contains strict prohibitions on any employee or agent of the company offering or providing anything that could be perceived as a bribe to gain or maintain any business advantage.

Compensation Clawback Policy. We have a policy that requires us to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results. The policy mandates clawback from any applicable officer who received an award overpayment, without regard to whether any misconduct occurred or whether an officer bears responsibility for the required restatement. Our Compensation Clawback Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.”

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCK OWNERSHIP REQUIREMENTS	12

Stock Ownership Requirements

In order to align the interests of our executives and Board members with the interests of our stockholders, the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers. In addition, our Board has adopted stock ownership requirements for non-employee directors.

Executive Officers

Our executive officers have a minimum common stock ownership requirement of two to six times their annual base salary. Our CEO’s minimum ownership requirement is six times his annual base salary and each other NEO’s minimum ownership requirement is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO) or 75% (for our other named executive officers) of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

•	shares owned outright (either directly or indirectly);

•	shares issued upon the settlement of vested restricted stock units; and

•	allocated shares in other company benefit plans.

Shares that do not count toward achievement of the requirements include:

•	unexercised outstanding stock options (whether or not vested); and

•	unvested/unearned restricted stock and restricted stock units.

Non-Employee Directors

Each non-employee director has a minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our director compensation plan. If at any time the common stock ownership requirement is not satisfied, the director must retain 100% of the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

•	shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and

•	shares issued upon the settlement of vested restricted stock units.

Shares that do not count toward achievement of the requirements include:

•	shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor;

•	unexercised outstanding stock options (whether or not vested);

•	unvested/unearned restricted stock units or restricted stock; and

•	shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

Board Structure and Leadership

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

We believe strong independent leadership is essential for the Board to effectively perform its functions and to help ensure independent oversight of management. Our Corporate Governance Guidelines provide the Board with the flexibility to choose the appropriate Board leadership structure for the company based on what it believes is best for the company and its shareholders at a given point in time. Our Corporate Governance Guidelines also provide that if the same person holds the chair and chief executive officer roles, or if the chair is not independent, then the independent directors will elect from among themselves, on an annual basis, a lead independent director.

Currently, our Board leadership structure consists of a lead independent director, a Board chair (who is also our chief executive officer) and strong independent committee chairs. The Board believes our structure provides independent Board leadership with the benefit of our chief executive officer serving as the chair at our regular board meetings. The Board regularly reviews its leadership structure and has determined that this structure is in the best interests of the company and its shareholders at this time. Among other factors, the Board considered and evaluated: Mr. Sulentic’s deep knowledge of CBRE and extensive commercial real estate experience, the importance of consistent, unified leadership to execute and oversee the company’s strategy, the strong and highly independent composition of the Board and the meaningful responsibilities of the lead independent director.

Shira D. Goodman has served as our lead independent director since November 2023 and has been a director since 2019. The independent directors believe that Ms. Goodman is well suited to serve as lead independent director given her significant managerial, operational and global experience. As a result of her broad-based and relevant background, Ms. Goodman is well-positioned as lead independent director to provide constructive, independent and informed guidance and oversight to management. The Board believes that the presence of our lead independent director who has meaningful oversight responsibilities, together with a combined chair and chief executive officer, provides the company with the optimal leadership to drive the company forward at this time.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — DIRECTOR INDEPENDENCE	13

Director Independence

Under our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, our Board must consist of a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by our Corporate Governance Guidelines and NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit Committee or any other committees of our Board or (ii) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the company, including those described under “Related-Party Transactions” in this Proxy Statement, and such person’s beneficial ownership of our securities. The Board has determined that 91% of our director nominees (all except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — BOARD MEETINGS AND COMMITTEES	14

Board Meetings and Committees

Our Board held seven meetings during fiscal year 2023 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2023, each incumbent director attended at least 75% of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon.

Our Board currently has four standing committees that met or acted by written consent during fiscal year 2023: the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee. Each committee (other than the Executive Committee) is composed entirely of directors whom our Board has determined to be independent under current NYSE standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees.

The following table describes the current members of each of the committees of our Board, and the number of meetings held during fiscal year 2023:

Director	Board	Audit	Compensation	Governance	Executive

Brandon B. Boze	●		●	●	●

Beth F. Cobert	●		CHAIR

Reginald H. Gilyard	●		●	●

Shira D. Goodman	LEAD INDEPENDENT DIRECTOR				CHAIR

E.M. Blake Hutcheson	●	●	●

Christopher T. Jenny	●			CHAIR

Gerardo I. Lopez	●	CHAIR			●

Susan Meaney	●	●		●

Guy A. Metcalfe	●		●	●

Oscar Munoz	●	●		●

Robert E. Sulentic	CHAIR				●

Sanjiv Yajnik	●	●	●

Number of Meetings	7	9	5	4	0(1)

(1)	Our Executive Committee did not hold any formal meetings in 2023, but acted four times by unanimous written consent.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. All of our then-serving directors attended our 2023 annual meeting of stockholders on May 17, 2023.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The lead independent director of our Board presides over executive sessions of non-management directors.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — BOARD MEETINGS AND COMMITTEES	15

Board Committees

Audit Committee	Chair: Gerardo I. Lopez*	Members: E.M. Blake Hutcheson Susan Meaney Oscar Munoz* Sanjiv Yajnik*

The Audit Committee provides oversight of our accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, our compliance with legal and regulatory requirements and the audit of our financial statements.

THE AUDIT COMMITTEE ALSO:

•	Retains, compensates, oversees and terminates the independent auditor and evaluates its qualifications, independence and performance;

•	Pre-approves all audit and any non-audit services performed by the independent auditor;

•	Reviews the results of the independent audit and internal audits as well as reports from our Chief Financial Officer, our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Head of Risk Management, our Head of Internal Audit, our Head of Financial Risk Management Compliance, our Chief Information Security Officer and our General Counsel;

•	Reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities;
•	In consultation with the independent auditor, management and internal auditors, reviews the integrity of our internal and external financial reporting processes;

•	Reviews financial statements and earnings releases and guidance provided to analysts and rating agencies;

•	Reviews the Chief Ethics & Compliance Officer’s report on the effectiveness of our compliance with applicable ethical, legal, and regulatory requirements;

•	Reviews our cybersecurity readiness and other policies and procedures related to data governance;

•	Establishes procedures to handle complaints regarding accounting, internal controls or auditing matters; and

•	Oversees the company’s major financial, cybersecurity and information technology risk exposures.

All members of the Audit Committee are “financially literate” under NYSE listing standards.

* These three directors meet the SEC’s qualifications for an “audit committee financial expert.”

All members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to audit committee members.

Compensation Committee	Chair: Beth F. Cobert	Members: Brandon B. Boze Reginald H. Gilyard E.M. Blake Hutcheson Guy A. Metcalfe Sanjiv Yajnik

The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers.

IN ADDITION, THE COMPENSATION COMMITTEE:

•	Reviews the performance of our executive officers, including our CEO;

•	Retains its independent compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee; and

•	Considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities.

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Each Compensation Committee member qualifies as a “non-employee director” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All members are “independent” under NYSE listing standards applicable to compensation committee members. All members of the Compensation Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to compensation committee members.

Corporate Governance and Nominating Committee	Chair: Christopher T. Jenny	Members: Brandon B. Boze Reginald H. Gilyard Susan Meaney Guy A. Metcalfe Oscar Munoz

The Corporate Governance and Nominating Committee oversees our Board’s corporate governance procedures and practices, including:

•	Developing and recommending to our Board a set of corporate governance principles, including nomination criteria and independence standards;

•	Recommendations of individuals for service on our Board;

•	Recommendations to our Board regarding the size, composition, structure, operations, performance and effectiveness of the Board;

•	Conducting an annual review of director compensation;

•	Considering feedback obtained from shareholder outreach; and

•	Overseeing annual Board, committee and individual director evaluations and self-assessments.

All members are “independent” under NYSE listing standards and rules.

Executive Committee	Chair: Shira D. Goodman	Members: Brandon B. Boze Gerardo I. Lopez Robert E. Sulentic

The Executive Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board.

The Executive Committee also engages in the periodic review of our balance sheet management, borrowings and capital markets activities.

Compensation Committee Interlocks and Insider Participation

None of Ms. Cobert, Messrs. Boze, Gilyard, Hutcheson, Metcalfe and Yajnik (all current members of the Compensation Committee) or Mr. Lopez (who served on the Compensation Committee for a portion of 2023) has ever been an officer or employee of the company or any of its subsidiaries. In addition, during 2023, none of our directors were employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — SELECTED AREAS OF BOARD OVERSIGHT	17

Selected Areas of Board Oversight

Oversight of Risk Management

The Board oversees risk management.

Full Board

Our Board regularly reviews information regarding our most significant strategic, operational, financial and compliance risks and is responsible for ensuring that the company has crisis management and business continuity plans in place to deal with potential crises. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These committee chair reports are presented at every regularly scheduled Board meeting.

Company management is charged with managing risk through rigorous risk mitigation activities and strong internal controls.

Management

Our Executive Risk Committee is chaired by our Head of Risk Management and consists of senior executives representing a cross-section of our lines of business, operational areas and geographic regions. Our Executive Risk Committee is responsible for identifying and assessing our most significant risks. After this identification and assessment process, we assign each of our top risks to an executive-level (typically C-suite) risk owner, who is then charged with developing mitigation action plans which are then presented to the Executive Risk Committee.

Multiple times during the year, our Head of Risk Management provides a detailed presentation on identified significant risks to the Board or a committee of the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

The Audit Committee

oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest. They also oversee our risk assessment and risk management processes more generally including major business, financial, information technology risks (including cybersecurity and data security risks), legal and reputational risk exposures, as well as risks related to crisis management and business continuity.

The Audit Committee receives regular reports from our Chief Financial Officer, our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Head of Risk Management, our Head of Internal Audit, our Head of Financial Risk Management Compliance, our Chief Information Security Officer as well as updates from our General Counsel on any developments affecting our overall risk profile and on issues of non-compliance and incident management.

The Compensation Committee

is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risks, please see “Compensation Discussion and Analysis—Section 3. How We Make Compensation Decisions—Compensation Risk Assessment.”

The Governance Committee manages risks associated with corporate governance practices, investor engagement, Board independence and the composition of our Board and its committees.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — SELECTED AREAS OF BOARD OVERSIGHT	18

Oversight of Strategy

Our Board is responsible for providing governance and oversight over the strategy, operations and management of our company. Each quarter, our Board and management devote a substantial amount of time in strategy-focused meetings discussing strategic issues that are most important to the company. At each regular Board meeting, our Board receives business and strategy updates from leaders across the company and reviews our operating plans and overall financial performance, and provides significant guidance and feedback. Annually, our Board reviews and approves our capital allocation and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence.

Oversight of Sustainability and Social Responsibility

As part of our Board’s strategic and risk oversight, our Board oversees our strategic planning and risk management policies and procedures related to sustainability and social responsibility. Our Board has made a deliberate decision to retain governance of these matters at the Board level. Our Board chose not to delegate these matters to a specific committee because it believes that these matters are integral to the company’s future success. Throughout the year, our Board receives reports and engages in discussions with management on key sustainability and social responsibility matters, including progress on sustainability services we provide to clients to meet their commercial real estate sustainability goals, the company’s diversity, equity and inclusion initiatives, and other efforts to be a responsible company in our communities. The Board also receives annual updates on how these risks are being addressed, mitigated and managed across the company, including sustainable development considerations that influence market, reputational, operational and political risks.

Oversight of Succession Planning

Our Board reviews management succession and development plans with the CEO on at least an annual basis, and as needed throughout the year. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — SUSTAINABILITY AND SOCIAL RESPONSIBILITY	19

Sustainability and Social Responsibility

We are determined to set the pace for our sector on sustainability and social responsibility. We recognize the impact we have on our communities, clients, employees and other stakeholders—and focus on initiatives that support our aspiration to grow our business responsibly and sustainably.

Our Chief Sustainability Officer oversees our corporate and client solutions sustainability initiatives, including accountability for progress toward our goal to achieve net zero carbon emissions by 2040. Our Chief Culture Officer, reporting directly to our Chief Executive Officer, oversees and drives progress on social impact and other initiatives, including our ethics and compliance; diversity, equity and inclusion; and community engagement.

We are pleased to receive various recognition for our performance, including rising to #3 on Barron’s 100 Most Sustainable Companies in the U.S. list in February 2024 (a list we have made for seven consecutive years), improving to an A- score on CDP’s climate change disclosure, and being named to 3BL’s 100 Best Corporate Citizens five years in a row.

Sustainability

As the world’s largest manager of commercial properties, we have an outsized opportunity and obligation to accelerate the decarbonization of the commercial real estate market at scale—through our own operations, for our clients and for the industry overall. Our Net Zero Roadmap for Corporate Operations outlines four pathways that will help us realize our goal of achieving net zero carbon emissions by 2040: Buildings, Energy, Transport and Procurement. Each pathway includes strategic objectives that are delivered through near-term actions and program-level strategies.

Our Commitment to Transparency

We are committed to providing transparent, meaningful sustainability information to stakeholders in accordance with the International Sustainability Standards Board’s (ISSB) reporting frameworks, including publishing SASB and TCFD disclosure in our CR Report since 2017 and 2019, respectively. In addition, our report was prepared in accordance with GRI Standards and we have participated in the UNGC and supported its Ten Principles since 2007.

Social Responsibility

People are at the center of our strategy to deliver measurably superior outcomes for clients, and we place a high priority on attracting, retaining and developing the best talent. We champion four key values—Respect, Integrity, Service, Excellence—which serve as the foundation upon which our company is built and as a touchstone for how our employees conduct themselves. Our programs are designed to help prepare our professionals to thrive in their current and future roles, develop our leaders of tomorrow, reward our people with competitive pay and benefits, foster an engaging and inclusive workplace, and improve productivity through investments in technology, tools and resources.

Commitment to Diversity, Equity and Inclusion (“DE&I”)

We believe our company is at its best when people of different backgrounds and life experiences come together to produce great results for our clients, communities and each other. Our strategic priorities include: strengthening an inclusive culture where everyone is valued and supported in achieving their full potential, increasing the diversity of our workforce and suppliers with whom we partner, and driving impact in the communities where we live and work.

We are committed to driving economic impact in the marketplace through our supplier diversity initiatives and spent nearly $2 billion to increase diversity among our suppliers in 2023, putting us on track to reach our goal of spending to $3.0 billion by the end of 2025. As part of our Community Impact Initiative, we made significant financial contributions to nonprofit organizations that are helping to improve education and career development opportunities for women, racial and ethnic minorities, people with disabilities, individuals who identify as LGBTQ+, and people with military service.

We publicly report demographics, including diversity data contained in our EEO-1 Submission, for our U.S. workforce in our CR Report.

Employee Engagement

Employee engagement is imperative because people are at the center of our strategy. As a services organization, our ability to engage our employees is critical in achieving our goals. Employee engagement is tied to several key organizational outcomes: employee retention; absenteeism and wellness; productivity; safety; client satisfaction and retention; revenue growth and stockholder returns.

In 2023, we partnered with an external vendor for the sixth time to conduct a worldwide employee engagement survey. CBRE’s “Your Voice” Employee Engagement Survey gave all employees an opportunity to provide confidential feedback about their work experiences. The 2023 survey had a response rate of 84% and again showed an increase in overall employee engagement, up from the previous year. We had top scores in areas of ethics & compliance; client focus; diversity, equity and inclusion; safety & wellness; supervision & management; and operating as a socially and environmentally responsible organization. Company leaders are committed to making further gains in these and other key areas through action plans based on employee feedback, and we plan to continue measuring our progress in future surveys.

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — SUSTAINABILITY AND SOCIAL RESPONSIBILITY	20

Total Rewards and Wellbeing

We are committed to providing eligible employees with meaningful and affordable benefits while also ensuring our people experience a caring workplace culture that contributes to their wellbeing. We provide competitive total rewards programs in all the markets in which we operate, including fixed and variable pay, and comprehensive, company-specific benefits. Additionally, managers may implement flexible work arrangements, such as compressed work weeks and flextime, after considering several factors such as the nature of the employee’s work. We provide a variety of programs to support holistic physical and behavioral health, short and long-term financial stability, family planning and emotional resiliency for employees at any stage in their career. Our workplace wellbeing program provides employees with tools and resources to actively manage their wellbeing, including monthly workshops and online courses.

Learning and Development

We prioritize and invest in a range of learning and talent development programs that enable employees to thrive at CBRE and build their careers. To this end, we leverage a range of different learning approaches, including: webinars, live virtual and in-person training, self-paced digital learning, coaching, mentoring and on-the-job learning. To support inclusivity, we offer training programs in 32 languages.

Workplace Safety

We drive a culture where safety and wellbeing are integrated into business decisions. We insist on high global standards and leadership accountability, strong worker participation and competency, and best in class technology, supplier management and risk assessment programs. In 2023, we hosted our annual Global Safety and Wellbeing Week, themed “Be Safe. Be Well. Be Your Best Self,” to provide our employees with strategies that enable them to be safe and well at the end of every workday. Our employee engagement scores for safety are among the company’s top three scores. Finally, we continue to grow third-party certification of our management systems based on various International Organization for Standardization (ISO) requirements for occupational health and safety and risk management, as well as alignment with elements of ISO’s environmental and quality management standards.

Communities and Giving

At CBRE, we take a holistic approach to meeting the evolving needs of our communities and the people in them. Through our CBRE Cares programs, we encourage and support employees around the world to volunteer and donate to causes that are important to them. This includes activating fundraisers for large-scale disasters and humanitarian events with a corporate match, as well as providing support to our employees impacted by disasters. We also strategically invest in nonprofit programs focused on three main areas: driving climate action solutions, expanding the diverse workforce talent pool of tomorrow and improving communities in our global headquarters city of Dallas, Texas.

Public Policy & Political Participation

We prohibit the use of company funds for contributions to political candidates, political parties, or candidate campaigns and we do not have a political action committee. We recognize, however, that some laws might have a significant impact on the quality of services we offer to our clients, our employees in the workplace and the local communities we serve. Our legislative outreach and targeted lobbying activities focus on educating policymakers through data-driven research about the commercial real estate industry with the goal of helping legislators create fact-based, informed policy. We have retained professional lobbyists for local- and state-focused issues such as land use entitlement, business development, community relations, and state-level legislative and administrative rulemaking.

In 2023, we continued to improve our lobbyist tracking and compliance program in the U.S. to maintain a record of company-wide lobbying expenditures to enhance transparency and adhere to the highest ethical standards. Because of these efforts, we were recognized for being in the 90th percentile on the Center for Political Accountability Zicklin Index of Corporate Political Disclosure and Accountability.

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Awards and Recognition In 2023 and in early 2024, our ESG efforts were recognized with the following awards and accolades:

•  In 2023, we were listed on Forbes 2023 Net Zero Leaders list as the highest-ranked commercial real estate services company.

•  In 2024, we secured an A- score from CDP on its climate change disclosure. CDP is considered the global standard for corporate transparency on climate impacts, risks and opportunities.

•  In 2024, for the 11th consecutive year, we were named as one of the World’s Most Ethical Companies by Ethisphere, a global leader in defining and advancing the standards of ethical business practices.

•  In 2024, we were listed #3 on Barron’s list of the 100 Most Sustainable Companies in the U.S. We have made the top 100 list for seven consecutive years. The 1,000 largest U.S. publicly held companies were considered for this recognition based on various environmental, social and governance performance indicators.

•  In 2023, we were recognized by the Disability Equality Index as a Best Place to Work for Disability Inclusion and earned a top score.

•  We were included in the 3BL Media 100 Best Corporate Citizens list in 2023 for the fifth year in a row, which recognizes outstanding environmental, social and governance transparency and performance.

•  We earned a place in the 2023 Bloomberg Gender-Equality Index (“GEI”) for the fourth straight year. The public companies in the Bloomberg GEI support gender equality through policy development, representation and transparency.

•  We were named a Best Place to Work for LGBTQ+ Equality according to the Human Rights Campaign. CBRE received a perfect score on the 2023 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ+ workplace equality, for the tenth consecutive year.

•  We received a 2024 EPA ENERGY STAR® Partner of the Year – Sustained Excellence Award, marking the 17th consecutive year of ENERGY STAR recognition.

To learn more, please read our Corporate Responsibility Report at www.cbre.com/responsibility. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

Stockholder Engagement

We believe that engagement with our stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share our views with them.

Throughout the year, management and members of our Board engage with a significant portion of our stockholders through a variety of forums. Our interactions cover a broad range of governance, financial and business topics. Stockholder feedback is regularly provided to the Board and the company’s management.

A brief description of our stockholder engagement efforts are outlined below.

How We Engage • Quarterly earning calls • Investor conferences • Annual Shareholder Meeting • Stockholder Outreach Program

2023 Engagements

•  As part of our stockholder outreach program, we extended invitations to institutional shareholders holding in the aggregate approximately 70% of our shares outstanding to discuss governance matters

•  We met with shareholders representing approximately 30% of our shares outstanding

How We Communicate • Annual Report • Proxy Statement • SEC filings • Press releases • Company website • Corporate Responsibility Report	2023 Engagement Topics • Strategy and execution • Board refreshment • Board leadership structure • Sustainability, human capital • Compensation practices • Stock retention policies

CBRE 2024 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCKHOLDER ENGAGEMENT	22

Communications with our Board

Stockholders and other interested parties may write to the Board Chair, Lead Independent Director, the entire Board or any of its members by:

Mail: CBRE Group, Inc. c/o Chad Doellinger, Executive Vice President, General Counsel and Corporate Secretary 2100 McKinney Avenue, Suite 1250 Dallas, Texas 75201	Email: to chad.doellinger@cbre.com.

The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Board Chair, Lead Independent Director, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or emails or voluminous inquiries with respect to the same subject matter.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	23

Proposal 1:

Elect Directors

Our Board has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees were selected to serve on our Board based the following criteria:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;
•	mature judgment;

•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including multiple directors who are women and directors who identify in one or more of the following categories: racial, ethnic or national origin minorities, people with disabilities, LGBTQ+, and military/veterans. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual orientation or any other category protected by law. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high-performance standards.

Our Board is especially interested in adding candidates over time who are operating executives (particularly current chief executives or other operating executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Director Independence

A majority of our Board must be independent under our Corporate Governance Guidelines and New York Stock Exchange (NYSE) listing standards. Also, at least one member of our Audit Committee should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission, or SEC.

Director Term Limits

Under our by-laws, our Board may not nominate any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board on or prior to the date of election to which such nomination relates. No exemptions are permitted. Our Board believes that these restrictions contribute to Board stability, vitality and diversity and help ensure that our Board continuously benefits from a balanced mix of perspectives and experiences.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	24

Director Service on Other Public Company Boards

Our Board recognizes that service on other public company boards provides directors valuable experience that benefits the company. Our Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the company’s Board. Directors are expected to advise the chair of the Corporate Governance and Nominating Committee of our Board, or the Governance Committee, in advance of accepting an invitation to serve on another board of directors. This allows the Governance Committee to evaluate the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations, potential conflicts of interest and the time commitment required by the new position.

Our Corporate Governance Guidelines provide that:

•	Directors who are public company executive officers may sit on no more than two public company boards (including the company’s Board); and

•

Directors that are not public company executive officers may sit on no more than five public company boards (including the company’s Board), or to the extent such director is the chair or lead independent director of a public company board, then no more than four public company boards (including the company’s Board).

The Governance Committee also takes into consideration the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments when evaluating the suitability of individual directors. The Governance Committee conducts an annual review of director commitment levels, and affirms that all of our director nominees are compliant with company’s overboarding policy.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

Majority Voting to Elect Directors

In uncontested elections, directors are elected by a “majority vote” requirement. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast in his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election. The company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

If an incumbent director in an uncontested election does not receive a majority of votes cast for such incumbent’s election, the director is required to submit a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act on the Governance Committee’s recommendation within 90 days of the date of the certification of election results.

Required Vote

This is an uncontested Board election. In order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

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Director Nomination Process

The Governance Committee is responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination. They also perform assessments of the skills and experiences needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of our Board and determines whether the addition of directors with particular experience, skills or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the necessary qualifications.

As a part of the search process, the Governance Committee:

•  Will actively seek out women and underrepresented candidates;

•  May consult with other directors and members of our senior management; and

•  May also hire a search firm to assist in identifying and evaluating potential candidates.

All potential candidates are interviewed by our CEO, our Lead Independent Director, our Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit.

The General Counsel: • Reviews a director questionnaire submitted by the candidate; and • Conducts a background and reference check as appropriate.

The Governance Committee narrows down the list of final candidates.

The final candidates are interviewed by all remaining directors as schedules permit.

The Governance Committee meets to consider the final candidates and makes its recommendation to the Board to nominate or appoint the new director.

The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant. The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Stockholder Recommendations of Director Candidates” in this Proxy Statement for more information.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	26

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the company and fresh perspectives. The director nominee skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is included in the biographies on pages 29 to 34 of this Proxy Statement.

Skill	Boze	Cobert	Gilyard	Goodman	Hutcheson	Jenny	Lopez	Metcalfe	Munoz	Sulentic	Yajnik

Cybersecurity		●								●	●

Finance and Accounting	●	●		●	●	●	●	●	●	●	●

Global Business Operations	●	●	●	●	●	●	●	●	●	●	●

Human Capital Management	●	●	●	●	●	●	●	●	●	●	●

M&A	●	●	●	●	●	●	●	●	●	●	●

Other Public Company Board Service	●		●	●	●	●	●	●	●	●

Real Estate Industry Experience	●	●	●		●	●	●	●		●	●

Risk Management	●	●	●	●	●	●	●	●	●	●	●

Senior Leadership/CEO	●	●		●	●	●	●	●	●	●	●

Sustainability	●			●	●		●		●	●	●

Technology and Innovation	●	●	●				●		●	●	●

Demographic Background

Board Tenure (Years)	11	7	5	5	1	8	8	<1	3	11	6

Age	43	65	60	63	63	68	64	56	65	67	67

Gender	M	F	M	F	M	M	M	M	M	M	M

Race/Ethnicity

Asian											●

Black/African American			●

Hispanic/Latino							●		●

White/Caucasian	●	●		●	●	●		●		●

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	27

Skills and Experience Definitions

Cybersecurity

Experience in the development of technology and processes that protect the storage of information and maintain confidentiality.

Finance and Accounting

High-level expertise in finance and accounting, gained through (i) experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, (ii) experience in the financial sector or private equity or as an audit committee member for publicly traded companies, or (iii) an educational background or training in accounting or finance.

Global Business Operations

International experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Human Capital Management

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, engagement of employees, and the development and evolution of culture, including the alignment of culture and long-term strategy.

M&A

Experience overseeing investment capital decisions, strategic investments and mergers and acquisitions.

Other Public Company Board Service

Experience serving on the boards of other public companies.

Real Estate Industry Experience

Deep commercial real estate operating and investment experience.

Risk Management

Experience assessing risk and reviewing measures to address and mitigate material risks.

Senior Leadership/CEO

Experience serving in senior leadership roles at a large organization.

Sustainability

Experience in sustainability initiatives and practices.

Technology and Innovation

Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, as well as an understanding of emerging technology trends.

Board Diversity

Our director nominees are 55% diverse, with four ethnically diverse directors and two female directors.

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including multiple directors who are women and directors who identify in one or more of the following categories: racial, ethnic or national origin minorities, people with disabilities, LGBTQ+, military/veterans.

In February 2024, our Board successfully on-boarded Guy A. Metcalfe to the Board. Mr. Metcalfe is one of the premier strategic advisors in the real estate industry, with extensive transactional and commercial real estate experience. We believe that our Board will be greatly enhanced by his deep knowledge of and broad perspective on our sector. In addition to leading Morgan Stanley’s real estate banking business for over two decades, Mr. Metcalfe has a deep understanding of our business, and has served as a trusted strategic advisor to our company and has helped us consummate notable capital-raising, mergers and acquisitions and capital markets transactions.

We are committed to board diversity. Although the percentage of women on our Board is currently below 30%, we expect that percentage to increase in the future through our board refreshment process. Pursuant to our Corporate Governance Guidelines, as part of the search process for a new director, the Governance Committee will actively seek out women and underrepresented candidates to include in the pool from which Board nominees are chosen and will instruct any search firm engaged for the search to provide a set of candidates that includes both underrepresented people of color and different genders.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	28

Our 2024 director nominees reflect our Board’s deliberate efforts over time to diversify the membership of our Board. Of our 11 director nominees:

Our 2024 Director Nominees

For our upcoming annual meeting, the Board recommends the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director.

A brief biography summarizing the background and qualifications of each director nominee is provided on the following pages.

The Board of Directors recommends a vote “FOR” the election of each of the following 2024 Director Nominees for a one-year term.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	29

Brandon B. Boze
Age: 43 Director Since: December 2012 Independent	Board Committees: • Compensation • Governance • Executive

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Boze served as the Independent Chair of our Board from May 2018 to November 2023. He served as the President, a Partner and a member of the Management Committee of ValueAct Capital, a privately owned investment firm from August 2005 to January 2024.

Prior to joining ValueAct Capital, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and technology mergers and acquisitions.

Mr. Boze brings to our Board experience in finance, strategy, mergers and acquisitions, and investments.

He previously served on the board of directors of Trinity Industries, Inc. and Valeant Pharmaceuticals International.

Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Other Public Company Boards

•  None.

Beth F. Cobert
Age: 65 Director Since: May 2017 Independent	Board Committee: • Compensation (Chair)

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Technology and Innovation

Qualifications

Ms. Cobert served as the President of the Markle Foundation from September 2023 to February 2024, where she led Markle’s Rework America Alliance, a partnership of civil rights organizations, non-profits, private sector employers, labor unions, educators, and others working to open opportunities for millions of people from low-pay roles to move into good jobs with opportunities for career advancement. She previously served as the Acting President of the Markle Foundation from September 2022 to September 2023 and its Chief Operating Officer from July 2020 to September 2022. Ms. Cobert also led Markle’s Skillful initiative as Chief Executive Officer from June 2017 to July 2021.

She previously served as the Acting Director of the U.S. Office of Personnel Management from July 2015 to January 2017, and as the Deputy Director for Management of the U.S. Office of Management and Budget from October 2013 to July 2015. From 2001 to October 2013, Ms. Cobert served as a Senior Partner at McKinsey & Company, a global business strategy consulting firm. From 1990 to 2001, Ms. Cobert was a Partner at McKinsey & Company. She joined the firm in 1984 as an Associate and served in various leadership roles at McKinsey & Company.

Ms. Cobert brings to our Board over 35 years of experience as a consultant in business strategy, where she worked with corporate, non-profit and government entities on key strategic, operational and organizational issues across a range of sectors, including financial services, health care, legal services, real estate and telecommunications. Our Board also benefits from Ms. Cobert’s government service.

Ms. Cobert serves on the Board of Trustees of Princeton University and a business member on the Colorado Workforce Development Council. She previously served as a member of the board of directors and chair of the United Way of the Bay Area and as a member of the Stanford University Graduate School of Business Advisory Council.

Ms. Cobert holds a B.A. from Princeton University and an M.B.A. from Stanford University.

Other Public Company Boards

•  None.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	30

Reginald H. Gilyard
	Age: 60 Director Since: November 2018 Independent	Board Committees: • Compensation • Governance

Skills & Experience • Global Business Operations • Human Capital Management • M&A • Other Public Company Board Service • Real Estate Industry Experience • Risk Management • Technology and Innovation

Qualifications

Mr. Gilyard has served as a Senior Advisor to The Boston Consulting Group, Inc. (BCG), a global management consulting firm, since August 2017. Prior to this role, Mr. Gilyard served as the Dean of the Argyros School of Business and Economics at Chapman University from August 2012 to July 2017. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG, where he led strategy, M&A and business transformation initiatives for large corporations, from 1996 to 2012. Prior to BCG, he served nine years in the U.S. Air Force and three years in the U.S. Air Force Reserves, rising to Major in the Reserves.

Mr. Gilyard brings to our Board more than 25 years of experience developing and implementing successful strategies for Fortune 500 companies, educational institutions and large national foundations.

He serves on the board of directors of First American Financial Corporation, Orion Office REIT Inc. and Realty Income Corporation. He also serves as a member of the board of directors of Pacific Charter School Development, a real estate development company serving low income families in urban centers across the country.

Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  First American Financial Corporation

•  Orion Office REIT Inc.

•  Realty Income Corporation

Shira D. Goodman
	Age: 63 Director Since: May 2019 Lead Independent Director	Board Committee: • Executive (Chair)

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

Qualifications

Ms. Goodman has served as an Advisory Director to Charlesbank Capital Partners, a private equity firm, since January 2019. She previously served as the Chief Executive Officer of Staples, Inc. from September 2016 to January 2018. Ms. Goodman served in roles with increasing responsibility at Staples since joining Staples in 1992, including President and Interim Chief Executive Officer from June 2016 to September 2016, President, North American Operations from January 2016 to June 2016, and President, North American Commercial from February 2014 to June 2016.

Prior to that, she served as Executive Vice President of Global Growth from February 2012 to February 2014, Executive Vice President of Human Resources from March 2009 to February 2012, Executive Vice President of Marketing from May 2001 to March 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships and case team management.

Ms. Goodman brings to our Board more than 25 years of experience in business operations, marketing, sales force management, human resources, business growth and distribution logistics.

She serves on the board of directors of CarMax, Inc. and previously served on the board of directors of Henry Schein, Inc., Staples, Inc. and The Stride Rite Corporation.

Ms. Goodman holds a B.A. from Princeton University, an M.S. in Management from the Massachusetts Institute of Technology and a J.D. from Harvard University.

Other Public Company Boards

•  CarMax, Inc.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	31

E.M. Blake Hutcheson
Age: 63 Director Since: September 2022 Independent	Board Committees: • Audit • Compensation

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

Qualifications

Mr. Hutcheson has served as the President and CEO of OMERS, one of Canada’s largest defined-benefit pension plans, since June 2020. He earlier served as President and Chief Pension Officer of OMERS from April 2018 to May 2020 and President and CEO of Oxford Properties Group, a wholly owned subsidiary of OMERS focused on global real estate investments and developments, from January 2010 to June 2018. He also served as Chief Investment Officer, Real Estate and Strategic Investments for OMERS during that period.

Prior to OMERS, Mr. Hutcheson was the Head of Global Real Estate with Mount Kellett Capital Management, a global private equity firm. Before that, Mr. Hutcheson spent 14 years with CBRE Canada, serving in roles of increasing responsibility, including as Senior Vice President and Executive Vice President, Chief Operating Officer, and Chair and President. He also served as Chair and President of CBRE’s Latin America operations.

Mr. Hutcheson brings to our Board over 30 years of significant commercial real estate operating and investment experience. Mr. Hutcheson serves as a member of the board of directors of Algoma Central Corporation, a TSX-listed owner/operator of transport vehicles.

He holds a B.A. from the University of Western Ontario, a M.S in Real Estate Development from Columbia University (Distinguished Alumnae Award) and a Graduate Diploma (with distinction) in International and Comparative Politics from the London School of Economics. He recently received the Order of Ontario which is his Province’s highest civilian honor for his contribution to Ontario and Canada.

Other Public Company Boards

•  Algoma Central Corporation

Christopher T. Jenny
Age: 68 Director Since: January 2016 Independent	Board Committee: • Governance (Chair)

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

Qualifications

Mr. Jenny has served as the Chief Executive Officer of Jennus Innovation, a business development incubator/accelerator, since February 2021 and as its Chair since January 2018. He previously served as a Senior Advisor to EY-Parthenon, a global strategy consulting organization, from January 2016 to December 2018 and as a Senior Managing Director from August 2014 to December 2015. He previously served as President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting firm, from 1995 to 2014 prior to its merger with Ernst & Young in August 2014. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner at Bain & Company, Inc., a global business strategy consulting firm.

Mr. Jenny brings to our Board more than 30 years of experience as a consultant in business strategy, and has worked on issues related to business-unit strategy, profit improvement and mergers and acquisitions. He has experience as a senior operating executive and has managed portfolio companies for two of the nation’s leading private-equity firms.

He is a member of the board of directors of Jennus Innovation, The Guardian Life Insurance Company of America, Mobile Virtual Player, FAIRWAYiQ and PLT4M. He previously served on the board of directors of Mac-Gray Corporation.

Mr. Jenny holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  None.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	32

Gerardo I. Lopez
Age: 64 Director Since: October 2015 Independent	Board Committees: • Audit (Chair) • Executive

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Lopez served as an Executive-in-Residence at Softbank Investment Advisers, Inc. from October 2021 to October 2022 and previously served as an Operating Partner and Head of its Operating Group from December 2018 to October 2021. Prior to Softbank, he served as an Operating Partner at High Bluff Capital from June 2018 to December 2018. From January 2018 to March 2018, Mr. Lopez served as a Senior Advisor to Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. and was its President and Chief Executive Officer from August 2015 to December 2017. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company.

Mr. Lopez brings to our Board his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies. He has over 35 years of experience in marketing, sales and operations and management in public and private companies and has public company experience across diverse consumer-focused industries.

He serves on the board of directors of Newell Brands and Realty Income Corporation, and previously served on the board of directors of Brinker International, Inc., Extended Stay America, Inc., AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU, Inc. and Recreational Equipment, Inc.

Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  Newell Brands

•  Realty Income Corporation

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	33

Guy A. Metcalfe
Age: 56 Director Since: February 2024 Independent	Board Committees: • Compensation • Governance

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

Qualifications

Mr. Metcalfe was a Managing Director, member of the Investment Banking Executive Committee and Global Chairman of Real Estate at Morgan Stanley, until his retirement in January 2024. He led Morgan Stanley’s real estate investment banking business for over two decades.

Mr. Metcalfe brings to our Board extensive transactional and commercial real estate experience. Over the years, he has served as a trusted strategic advisor to CBRE and has been involved in notable capital-raising, M&A and capital markets transactions for the company. In addition, he has facilitated some of the most transformational transactions in the real estate industry.

Mr. Metcalfe serves as a member of the board of directors of RioCan Real Estate Investment Trust, one of Canada’s largest real estate investment trusts. He also serves on the Board of Directors of nonprofits, including the Child Mind Institute, and has been an advisor on real estate matters to the Partnership Fund for New York City.

Mr. Metcalfe holds a B.A. in Business Administration (honors) from the Ivey Business School at the University of Western Ontario.

Other Public Company Boards

•  RioCan Real Estate Investment Trust

Oscar Munoz
Age: 65 Director Since: November 2020 Independent	Board Committees: • Audit • Governance

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Munoz served as the Executive Chair to United Airlines Holdings, Inc. from May 2020 to May 2021, its Chief Executive Officer from September 2015 to May 2020 and President from September 2015 to August 2016. Prior to United, Mr. Munoz served as the President and Chief Operating Officer of CSX Corporation, a railroad and intermodal transportation services company, from February 2015 to September 2015, as Executive Vice President and Chief Operating Officer of CSX from 2012 to 2015, and as Executive Vice President and Chief Financial Officer of CSX from 2003 to 2012.

Mr. Munoz brings to our Board his skills, knowledge and business leadership as a senior executive in various financial and strategic capacities at some of the world’s most recognized consumer brands. He has over 30 years of experience in management, finance, accounting and auditing, and has held key executive positions within the telecommunications, beverage and transportation industries.

He is a member of the board of directors of Archer Aviation, Inc., Salesforce, Inc. and Univision Holdings, Inc. Mr. Munoz also serves on the board of trustees of Fidelity Investments, the University of Southern California and The Brookings Institution. He previously served on the board of directors of Continental Airlines, Inc., CSX Corporation and United Airlines Holdings, Inc.

Mr. Munoz holds a B.S. in business administration from the University of Southern California and an M.B.A. from Pepperdine University.

Other Public Company Boards

•  Archer Aviation, Inc.

•  Salesforce, Inc.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2024 DIRECTOR NOMINEES	34

Robert E. Sulentic
Age: 67 Director Since: December 2012 Board Chair	Board Committee: • Executive

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Sulentic has been our President and CEO since December 2012. He assumed additional responsibilities as Board Chair in November 2023. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer and Board Chair.

This deep and varied background enables Mr. Sulentic to bring significant strategic, financial and operating skills to our Board.

Mr. Sulentic previously served on the following public company boards: CBRE Acquisition Holdings, Inc. (Board Chair), which merged with Altus Power, Inc. (NYSE:AMPS); Staples, Inc. (Independent Board Chair) and Trammell Crow Company (Board Chair).

Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  None.

Sanjiv Yajnik
Age: 67 Director Since: November 2017 Independent	Board Committees: • Audit • Compensation

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Yajnik has been the President of Capital One Financial Services, a division of Capital One, since June 2009. He also serves on Capital One’s Executive Committee. In addition, Mr. Yajnik oversees Capital One’s community relations throughout Texas, Oklahoma and Louisiana as President of the company’s South-Central Region. Since joining Capital One in 1998, he has held a number of senior leadership positions in Europe, Canada and the United States.

Prior to Capital One, he held leadership positions at PepsiCo and Circuit City and was a Chief Engineer for Mobil Oil Corporation’s shipping business.

He is a member of the board of directors of Khan Academy, serves as the Chair of the Collin County Business Alliance, Co-Chair of the Indian American CEO (IACEO) Council and is a member of the executive board of the Dallas Symphony Association. Mr. Yajnik previously served as Chair of the Dallas Symphony Association and Texas Economic Development Corporation.

Mr. Yajnik brings to our board his broad business background and his experience in leading the transformation of a large, service-oriented global organization through technology enablement.

Mr. Yajnik received an M.B.A. with honors from the University of Western Ontario, Canada, and completed the Executive Management Program at Stanford University. He is a medalist Chartered Engineer (I), and graduated with distinction from the Marine Engineering Research Institute, India.

Other Public Company Boards

•  None.

Susan Meaney will not stand for re-election in order to pursue other opportunities. We greatly appreciate her service and invaluable contributions to CBRE.

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	35

Director Compensation

2023 Director Compensation Policy

Our 2023 director compensation policy provides for the following annual compensation for each of our non-employee directors:

BOARD RETAINER	$110,000 in cash, payable upon commencement of director’s annual term.

RESTRICTED STOCK UNIT GRANT	$220,000, granted on the date of the Annual Meeting and vesting on the earlier of the one-year anniversary of grant or the next annual meeting.

ADDITIONAL COMPENSATION FOR LEAD INDEPENDENT DIRECTOR AND COMMITTEE CHAIRS	Payable in cash upon commencement of director’s annual term

Lead Independent Director Retainer	$75,000

Audit Committee Chair Retainer	$30,000

Compensation Committee Chair Retainer	$25,000

Governance Committee Chair Retainer	$20,000

Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an annual meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan.” We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

2023 Director Compensation

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2023 by each non-employee director for his or her Board and committee service. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2023.

Robert E. Sulentic, who is our Chair, President and Chief Executive Officer, is not compensated for his role as a director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Brandon B. Boze	110,000	219,976	—	329,976

Beth F. Cobert	135,000	219,976	—	354,976

Reginald H. Gilyard	110,000	219,976	—	329,976

Shira D. Goodman(4)	162,925	219,976	—	382,901

E.M. Blake Hutcheson	110,000	219,976	—	329,976

Christopher T. Jenny	130,000	219,976	—	349,976

Gerardo I. Lopez(5)	125,283	219,976	—	345,259

Susan Meaney	110,000	219,976	—	329,976

Guy A. Metcalfe(6)	—	—	—	—

Oscar Munoz	110,000	219,976	—	329,976

Sanjiv Yajnik	110,000	219,976	—	329,976

CBRE 2024 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	36

(1)

Fees Earned or Paid in Cash Column This includes fees associated with the annual Board service retainer, including service as lead independent director and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

Stock Awards Column Represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2023. See also Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the valuation of our stock awards. Shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders.

(3)

Stock Awards Column Each of Mses. Cobert, Goodman and Meaney and Messrs. Boze, Gilyard, Hutcheson, Jenny, Lopez, Munoz and Yajnik was awarded 2,919 restricted stock units pursuant to our director compensation policy. These restricted stock units were valued at the fair market value of our common stock of $75.36 per share on the award date of May 17, 2023.

(4)

Ms. Goodman was appointed as our Lead Independent Director on November 15, 2023. The pro-rated portion of her lead independent director annual cash retainer under our director compensation policy was $38,208. The pro-rated portion of her Audit Committee Chair annual cash retainer under our director compensation policy for her service as Audit Committee Chair from May 17, 2023 to November 14, 2023 was $14,717.

(5)

Mr. Lopez was appointed as our Audit Committee Chair on November 15, 2023. The pro-rated portion of his Audit Committee Chair annual cash retainer under our director compensation policy for his service as Audit Committee Chair from November 15, 2023 to May 21, 2024 was $15,283.

(6)	Mr. Metcalfe was appointed to our Board on February 26, 2024. Accordingly, he did not receive any director compensation for 2023.

Outstanding Stock Awards (RSUs)

The table below shows the aggregate number of stock awards (i.e., restricted stock units) outstanding for each non-employee director as of December 31, 2023 (no option awards were outstanding on that date):

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding

Brandon B. Boze	2,919	—

Beth F. Cobert	2,919	—

Reginald H. Gilyard	2,919	—

Shira D. Goodman	2,919	—

E.M. Blake Hutcheson	2,919	—

Christopher T. Jenny	2,919	—

Gerardo I. Lopez	2,919	—

Susan Meaney	2,919	—

Guy A. Metcalfe(1)	—	—

Oscar Munoz	2,919	—

Sanjiv Yajnik	2,919	—

(1)	Mr. Metcalfe was appointed to our Board on February 26, 2024. Accordingly, he did not receive any director compensation for 2023.

CBRE 2024 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. During 2023, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the continued retention of KPMG LLP as the company’s independent auditor in fiscal year 2024 is in the best interests of the company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “Annual Meeting Information—Voting Instructions and Information—If you do not vote/effect of broker non-votes” beginning on page 91.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

CBRE 2024 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38

Audit and Other Fees

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2023 and 2022 (in millions):

Fees	Fiscal 2023	Fiscal 2022

Audit Fees	$20.8	19.8

Audit-Related Fees	3.3	3.4

Tax Fees	1.8	2.2

Total Fees	$25.9	25.4

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP, the application of GAAP to proposed transactions, and work related to specific projects in support of GAAP accounting. In addition, audit-related fees include those fees related to KPMG LLP’s examination of the effectiveness of our internal controls over client accounting.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

Audit Committee Pre-Approval Process

The Audit Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit Committee Chair (on behalf of the Audit Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Audit Committee ratification.

Audit Committee Report

The Audit Committee consists of five directors, each of whom is independent under NYSE rules and applicable securities laws. The Board has determined that each member of the Audit Committee is financially literate as required under NYSE rules. Our Board has also determined that each of Messrs. Lopez, Munoz and Yajnik meet the qualifications of an audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the work of our independent auditor, and the Audit Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In addition, the Audit Committee reviews and considers all potential related-party and corporate opportunity transactions involving us and our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal year 2023 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee

CBRE 2024 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39

received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

In addition, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics & Compliance Officer regarding that program.

Audit Committee

Gerardo I. Lopez, Chair

E.M. Blake Hutcheson

Susan Meaney

Oscar Munoz

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CBRE 2024 PROXY STATEMENT	PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	40

Proposal 3: Advisory Vote on Executive Compensation

Our Board is committed to providing competitive pay opportunities for our executives consistent with the markets in which we compete for talent, and aligning executive compensation with stockholder interests. As a part of that commitment, and in accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of our named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2023 executive compensation program and policies for our named executive officers. The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, in accordance with our current policy, the next “say on pay” vote is expected to occur at our annual meeting of stockholders in 2025.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” discussion in this Proxy Statement for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2023 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

We received strong support for our executive compensation program from our stockholders at our 2023 annual meeting of stockholders, at which approximately 93% of the votes cast on the “say on pay” proposal were in favor of the 2022 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To achieve this goal, we have designed an executive compensation program based on the following principles:

•	Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the compensation paid to our named executive officers for 2023 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this proposal.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the advisory approval of the compensation of our named executive officers for the fiscal year ended December 31, 2023.

CBRE 2024 PROXY STATEMENT	EXECUTIVE MANAGEMENT	41

Executive Management

Chad J. Doellinger Age: 48 Executive Vice President, General Counsel and Corporate Secretary

Mr. Doellinger has been our Executive Vice President, General Counsel and Corporate Secretary since August 2023. He previously served as our Chief Transformation Officer from May 2023 to August 2023 and our Senior Vice President and Deputy General Counsel from May 2020 to May 2023. Prior to joining CBRE, Mr. Doellinger was a Partner at Greenberg Traurig, LLP from November 2018 to May 2020. Mr. Doellinger holds a B.A. and B.S. from the University of Iowa and a J.D. from Yale Law School.

Emma E. Giamartino Age: 41 Chief Financial Officer

Ms. Giamartino has been our Chief Financial Officer since July 2021. She previously served as our Chief Investment Officer from January 2021 to July 2021. Prior to that, she served as our Executive Vice President of Corporate Development and Global Head of Mergers & Acquisitions from June 2020 to January 2021 and as Head of Mergers & Acquisitions in the Americas from February 2018 to June 2020. Prior to joining CBRE, Ms. Giamartino served as Director of Corporate Development at Verizon Communications from March 2016 to February 2018. She also worked in Nomura’s technology, media and telecommunication investment banking group from June 2010 to March 2016. She began her career at Assured Guaranty (formerly Financial Security Assurance), in the residential mortgage-backed securities group. She previously served as a member of the board of directors of CBRE Acquisition Holdings, Inc., which merged with Altus Power, Inc. (NYSE:AMPS). Ms. Giamartino holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from Columbia Business School.

Vikram Kohli Age: 44 Chief Operating Officer

Mr. Kohli has been our Chief Operating Officer since April 2023. He previously served as our Chief Executive Officer, CBRE Platform from January 2023 to April 2023, Global Group President, Business Intelligence from July 2021 to December 2022, Vice President, Corporate Finance from July 2020 to July 2021, Chief Operating Officer, South East Asia from April 2019 to July 2020, our Regional Managing Director, South East Asia from April 2018 to April 2019, Executive Director, Sales Manager, Asia Pacific from April 2014 to April 2018 and Senior Director, Global Transactions from August 2012 to April 2014. Mr. Kohli joined CBRE in June 2001 in India as part of the Transactions team focused on occupier advisory and office leasing and has since served in various finance leadership roles, each with increasing responsibility. Mr. Kohli holds a B.B.A. from Delhi University, College of Business Studies and an M.B.A. from Northwestern University, Kellogg School of Management.

Daniel G. Queenan Age: 52 Chief Executive Officer, Real Estate Investments

Mr. Queenan has been our Chief Executive Officer, Real Estate Investments since May 2022. He previously served as our Chief Executive Officer, Advisory Services from January 2020 to May 2022, Chief Executive Officer, Real Estate Investments from August 2018 to December 2019, Group President, Real Estate Investments from January 2018 to December 2019, President, CBRE Global Investors from April 2017 to December 2019, Chief Operating Officer, CBRE Global Investors from October 2015 to April 2017, Chief Executive Officer, Trammell Crow Company from April 2011 to March 2016, Chief Executive Officer, Asia Pacific from March 2014 to October 2015, Chief Operating Officer, Asia Pacific from August 2013 to March 2014 and President, Central division of Trammell Crow Company from March 2010 to November 2011. From May 2005 to March 2010, Mr. Queenan was the President and Chief Executive Officer of Opus North Corporation, a large U.S. real estate development company. Mr. Queenan holds a B.A. from Marquette University and a J.D. from Mitchell Hamline School of Law.

Robert E. Sulentic Age: 67 Chair, President and Chief Executive Officer

Mr. Sulentic has been our President and CEO since December 2012. He assumed additional responsibilities as Board Chair in November 2023. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer and Board Chair. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

CBRE 2024 PROXY STATEMENT	EXECUTIVE MANAGEMENT	42

Croft Young Age: 51 Chief Investment Officer

Mr. Young has been our Chief Investment Officer since July 2023. Prior to joining CBRE, Mr. Young was a Managing Director in the Real Estate Investment Banking Group at Morgan Stanley from August 2009 to July 2023, where he covered a range of blue-chip public and private clients in the real estate, investment management, and hospitality/leisure industries. Mr. Young previously was an officer (active duty and reserve) in the United States Marine Corps from 2002 to 2019. He is a member of the board of directors of the Travis Manion Foundation, a nonprofit Veterans Service Organization. Mr. Young holds a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from the University of North Carolina Kenan-Flager Business School.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS	43

Compensation Discussion

and Analysis

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	44

Section 1.

Introduction

Company Performance and Financial Highlights

Our pay-for-performance approach aligns management and stockholder interests. The real estate capital markets environment weighed on our business performance in 2023, particularly the transactional business lines within the Advisory Services and Real Estate Investments segments, which are sensitive to market cycles. While overall net revenue fell 3%, our Resilient Businesses (including the entire GWS business, property management, loan servicing, asset management fees in Investment Management and valuations), together, grew net revenue at a 10% clip. These businesses are well-positioned for growth across market cycles. On the other hand, revenue from our Transactional Businesses (sales, leasing, mortgage origination, carried interest and incentive and development fees) slumped 21% last year, but are poised to resume growth when the market cycle turns. Despite the year’s challenges, we invested approximately $961.3 million in share buybacks (repurchasing approximately 7,867,348 shares), infill M&A and other strategic investments, while ending the year below the midpoint of our target leverage range, giving us substantial liquidity to finance future growth.

Revenue	Net Revenue (1)	GAAP Net Income

$31.9B	$18.3B	$986M

+3.6%	-2.7%	-30%

Core EBITDA (1)	GAAP EPS	Core EPS (1)

$2.2B	$3.15	$3.84

-24.5%	-26.6%	-32.5%

1-Year Total Stockholder Return (2) (as of 12/31/2023)	3-Year Total Stockholder Return (2) (as of 12/31/2023)	5-Year Total Stockholder Return (2) (as of 12/31/2023)

21%	48%	132%

vs. 26% for S&P 500 (-5% outperformance)	vs. 33% for S&P 500 (+15% outperformance)	vs. 107% for S&P 500 (+25% outperformance)

(1)

These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

(2)	Inclusive of dividends, assuming reinvestment.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	45

Our performance in 2023 resulted in strong stockholder value creation. This extended a long-term record of consistently increased stockholder value.

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index(2) and Peer Group(3)

(1)	$100 invested on December 31, 2018 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)	Copyright© 2024 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)	Peer group contains companies with the following ticker symbols: JLL, CIGI, CWK, ISS, MMI, NMRK, SVS.L (London) and WD.

Awards & Recognition

In 2023 and early 2024, we were recognized with the following awards and accolades:

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	46

2023 Compensation Updates

NEO Target Compensation Adjustments. As part of the annual target compensation review, the total annual compensation targets for Mses. Giamartino and Dhandapani were increased to align their compensation with market levels. Compensation targets for our other named executive officers remained unchanged from 2022.

	2023 Base Salary	2023 EBP Target Awards	Total 2023 Annual Equity Awards

Robert E. Sulentic	$1,250,000	$2,500,000	$14,750,000

Emma E. Giamartino	$700,000 (Increase of $20,000)	$1,100,000 (Increase of $100,000)	$3,200,000 (Increase of $1,380,000)

Chandra Dhandapani	$750,000	$1,100,000	$3,650,000 (Increase of $250,000)

John E. Durburg	$775,000	$1,160,000	$4,065,000

Daniel G. Queenan	$775,000	$1,160,000	$4,065,000

Additional details about these updates and decisions can be found in “Section 4. Elements of the Compensation Program” in this CD&A.

Long-Term Incentive Award Design

2024 Annual Equity Award Metrics. As part of the Committee’s annual review of our compensation program, and in response to feedback from our investors, the Committee approved a change to the design of our annual performance-based awards. Beginning in 2024, our annual performance-based awards will incorporate two metrics—core EPS and relative total shareholder return. For additional information, please see our Form 8-K, filed on March 11, 2024.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	47

Section 2.

Our Executive Compensation Philosophy

Our Pay-for-Performance Philosophy

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy, attract and retain accomplished and high-performing executives and motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishment of financial and strategic objectives.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

Executive Compensation Program Goals

The Committee establishes and administers our executive compensation program. Our short- and long-term compensation incentives are designed to:

LINK PAY TO PERFORMANCE

We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.

•  In our annual incentive program, the financial metrics may be at the global level (i.e., based on the consolidated results of the enterprise) or based on a combination of global and segment performance, depending on the executive’s position. Payouts may be above, at or below target levels, based on achievement of these financial and strategic objectives.

•  All of our long-term incentives have a performance component in that the ultimate value of those incentives depends upon our stock price over a multi-year period. We seek to further link our long-term incentives to our financial results and stockholder returns by awarding a combination of Performance-Based Equity Awards and Time-Vesting Equity Awards.

ALIGN THE INTERESTS OF OUR EXECUTIVES WITH THOSE OF OUR STOCKHOLDERS

•  Our goal is to instill a sense of ownership in the company through equity-based awards and stock ownership requirements applicable to our directors and executives.

•  Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

ATTRACT AND RETAIN TOP LEADERSHIP TALENT

•  To successfully execute our business strategy, we must attract and retain top talent in our industry. To accomplish this goal, we provide our executives with compensation opportunities at levels commensurate with other organizations competing for their talents.

BE TRANSPARENT AND REFLECT BEST PRACTICES IN CORPORATE GOVERNANCE

•  In addition to creating compensation programs that are easily understood and tracked, we have adopted governance policies and practices designed to further align executive compensation with long-term stockholder interests.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	48

2023 Target Compensation Mix

The total 2023 target direct compensation mix for our Chief Executive Officer (“CEO”) and all named Executive Officers (“NEOs”) including our CEO is shown here.

CEO Target Compensation Mix	CEO + NEOs Target Compensation Mix

Overview of Compensation Components

	Compensation Component	Description and Purpose
FIXED	Base Salary

– Provides a level of fixed compensation necessary to attract and retain senior executives.

– Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, giving due consideration to appropriate comparator group benchmarking.

VARIABLE	Annual Performance Awards

– Variable cash incentive opportunity tied to financial metrics and achievement of individual strategic objectives.

– In 2023, the Committee used core EBITDA and segment operating profit to establish financial performance objectives in order to effectively tie annual cash performance compensation to our operating results. We believe that core EBITDA and segment operating profit are appropriate measures to evaluate our operating performance because they focus on profitability but exclude certain items that management does not consider directly indicative of the company’s ongoing performance.

– Each executive had a target cash performance award opportunity, one-half of which depends on the company’s financial performance (the “financial payout factor”) and the other half of which depends on the executive’s personal performance (the “strategic payout factor”).

Annual Long-Term Incentives

– Annual grants of time-based and performance-based restricted stock units (RSUs) that are intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

– In 2023, our CEO was granted one-third of his target annual long-term incentive award value in the form of a Time Vesting Equity Award, and two-thirds in the form of a Core EPS Equity Award. Our other named executive officers were granted one-half of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and the other one-half in the form of a Core EPS Equity Award. We describe these two types of awards in greater detail in “Section 4. Elements of Our Compensation Program” in this CD&A.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 2: OUR EXECUTIVE COMPENSATION PHILOSOPHY	49

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk taking.

What We Do	What We Don’t Do

INDEPENDENCE

100% of our Committee members are independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

STOCK OWNERSHIP REQUIREMENTS

We have stock ownership requirements for our directors and executive officers that require retention of at least 75% (100% for the CEO) of the net-after-tax shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met.

•  CEO: 6x Base Salary

•  CFO and Other NEOs: 3x Base Salary

•  Non-employee directors: 5x Annual Stock Grant

COMPENSATION CLAWBACK POLICY

We have a “compensation clawback policy” that requires the company to recover cash- based and performance-based equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results. The policy mandates clawback from any applicable officer who received an award overpayment, without regard to whether any misconduct occurred or whether an officer bears responsibility for the required restatement.

EQUITY AWARD POLICY

Our Equity Award Policy is designed to maintain the integrity of the equity award process and ensure compliance with all applicable laws. The Equity Award Policy sets the procedures that must be followed in connection with employee awards.

STOCKHOLDER ENGAGEMENT

We regularly engage with our stockholders about our executive compensation program.

NO HEDGING

We have a policy that prohibits all directors, executive officers and other designated insiders from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

NO “SINGLE TRIGGER” CHANGE OF CONTROL PAYMENTS

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

NO SPECIAL PERQUISITES

Our named executive officers receive no special perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as benefits specifically relating to healthcare and insurance.

NO TAX GROSS-UPS

As a policy matter, we do not provide tax gross-ups to our named executive officers, other than, if applicable, expatriate tax equalization.

Say on Pay Results

The Committee considers the results of annual stockholder advisory votes on the compensation of our named executive officers, otherwise known as a “say on pay” vote, in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2023 annual meeting of stockholders, at which approximately 93% of the votes cast on the say on pay proposal were in favor of the 2022 compensation for our named executive officers. At this Annual Meeting, we will again hold a say on pay vote. The Committee will consider the results of the say on pay in evaluating our executive compensation policies and programs.

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 3: HOW WE MAKE COMPENSATION DECISIONS	50

Section 3.

How We Make Compensation Decisions

Compensation Committee Role

At the beginning of each performance year, the Committee determines the appropriate target levels of each component of compensation and establishes annual financial and strategic performance objectives for each executive officer based on factors the Committee deems relevant in its business judgment. Following year-end, performance relative to these objectives is measured, and individual annual performance awards are then determined.

When establishing target compensation levels and annual performance objectives, the Committee may consider any factors it deems relevant, including:

•	Industry and market conditions;

•	The company’s financial performance (i.e., based on the consolidated results of the enterprise and/or segment results);

•	The company’s global and segment performance relative to competitors;

•	Our Board-approved annual operating plan and related strategy and objectives;

•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives;

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels;

•	The results of our annual “say on pay” vote;

•	Advice from the Committee’s independent compensation consultant;

•	Market compensation data among comparable companies; and

•	Current and evolving practices and trends among comparable companies.

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Chief Executive Officer Role

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data. In addition, our CEO makes recommendations on non-CEO executive compensation and reviews and provides the Committee with commentary on the competitive pay information regarding non-CEO executive compensation contained in the report of the Committee’s independent compensation consultant. At the invitation of the Committee, our CEO also attends meetings when the performance of other executive officers is discussed. During these meetings, our CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic objectives portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions with respect to our executive officers (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

Independent Compensation Consultant Role

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period.

FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other relevant factors. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. FW Cook works independently with the Committee chair to develop recommendations for CEO compensation. FW Cook also advises the Committee on compensation-related developments and best practices. FW Cook also advises the Governance Committee on non-employee director compensation.

FW Cook has not provided the company any services other than the services that it provides to the Committee and the Governance Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

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Peer Group Benchmarking—Comparative Market Data

We seek to offer total compensation opportunities competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from FW Cook to understand whether our executive compensation is reasonable and competitive. For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2023 executive-compensation-planning purposes it consisted of the following companies:

Benchmarking Compensation Peer Group

Accenture plc	DXC Technology Company	Jones Lang LaSalle Incorporated

AECOM	Fidelity National Information Services, Inc.	ManpowerGroup Inc.

Aon plc	Fiserv, Inc.	Marsh & McLennan Companies, Inc.

Automatic Data Processing, Inc.	Fluor Corporation	The Bank of New York Mellon Corporation

Cognizant Technology Solutions Corporation	Hewlett Packard Enterprise Company	Willis Towers Watson Public Limited Company

Cushman & Wakefield plc	Jacobs Solutions Inc.

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that all of our direct competitors are smaller than us and/or are non-public organizations, and competition for certain senior management talent is not limited to our industry. We believe the executive compensation practices of the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be significantly more than those of the next highest paid company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a business-line chief executive officer, is not broadly available from the comparator group, the Committee also reviews compensation data from the comparator group for the most comparable level positions (e.g., 2nd or 3rd highest paid). The Committee also reviews data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive. The actual factors considered by the Committee may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Consideration of Stockholder Feedback on Executive Compensation

In 2023, we continued our stockholder outreach program and sought feedback from stockholders on a variety of topics, including strategy and execution, board refreshment, compensation practices, risk oversight, stock ownership requirements, sustainability and culture/human capital. With respect to executive compensation, stockholders generally reported that executive compensation was viewed as well-aligned with performance. The Committee endeavors to incorporate feedback from our stockholders into our annual compensation decisions. For additional information regarding our stockholder engagement program, see “Corporate Governance—Stockholder Engagement” in this Proxy Statement.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation program from our stockholders at our 2023 annual meeting of stockholders, at which approximately 93% of the votes cast on the “say on pay” proposal were in favor of the 2022 compensation for our named executive officers. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2023, we undertook a comprehensive assessment of risks relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and with the assistance of FW Cook, on behalf of the Committee, analyzed each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

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Section 4.

Elements of Our Compensation Program

Compensation Elements for NEOs

The compensation program for our named executive officers consists primarily of three elements: base salary, annual performance awards (paid in cash), and long-term equity-based incentives (granted with time-based and performance-based vesting conditions). We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as global and segment results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

A significant percentage of our executive officers’ annual compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2023, the target annual cash performance awards and long-term equity incentives comprised approximately (i) 93% of total target direct compensation for our CEO and (ii) on average 89% of total target direct compensation for our CEO together with our other named executive officers.

2023 CEO “At Risk” Performance-Based Compensation

2023 NEO “At Risk” Performance-Based Compensation

Base Salary

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

“Section 4. Elements of Our Compensation Program—2023 Compensation Decisions” in this CD&A describes any base salary increases for named executive officers in 2023.

Annual Performance Awards—Executive Bonus Plan

In 2023, the Committee granted annual performance awards to our executive officers under our Executive Bonus Plan, or EBP. Consistent with prior years, the EBP is based on two key components, financial performance and strategic performance. Within the framework of the EBP, the Committee establishes target and maximum award opportunities and corresponding performance goals and determines actual payouts for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award is measured by the executive’s success against

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a combination of challenging financial and strategic performance objectives established by the Committee. We may determine in any year to pay an award under the EBP in cash, or in the form of company stock or other non-cash forms of compensation.

2023 Financial Metrics under the EBP

In 2023, 50% of each executive’s annual performance award was based on achievement of financial performance targets.

The Committee used core EBITDA for our global business (measured against plan) when establishing 2023 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles to effectively tie compensation to our operating results. We believe that core EBITDA is an appropriate measure to evaluate our operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the company’s ongoing performance.

For our executives who have direct responsibility for our business segments, their 2023 financial performance targets were based on a combination of core EBITDA for the global business and segment operating profit. We believe segment operating profit is an appropriate measure to evaluate segment operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the relevant segment’s ongoing performance. We believe it is appropriate that the financial metrics driving compensation outcomes match the metrics by which the business is managed. We believe that this combined measurement encourages our executives to collaborate across and contribute to the success of our entire enterprise, while also holding executives accountable for the results of the segment they lead.

Following year-end, our actual financial performance is then compared to the targeted financial performance. For our executives to be eligible to receive any award under the financial component of the EBP for 2023, our actual financial performance had to exceed 70% of the applicable target for core EBITDA/segment operating profit. Performance at the target level for core EBITDA/segment operating profit would have resulted in a payout of 100% of target for the financial component, and performance at 130% or greater of the target level for core EBITDA/segment operating profit would have resulted in a payout of 200% of target for the financial component. For performance between 70% and 130% of the target goal, payout for the financial component is linearly interpolated.

The 2023 core EBITDA/segment operating targets for our named executive officers as compared to actual core EBITDA/actual segment operating profit in 2023 is summarized below. Targets for 2023 were set with the expectation that the operating environment for commercial real estate would be significantly challenged in 2023, with inflation, rising interest rates, constricted capital availability and economic uncertainty expected to significantly impact the company’s operating results.

	Target for 2023 core EBITDA/segment operating profit (in millions)		Actual 2023 core EBITDA/segment operating profit (in millions)		Actual Achievement Against Target		Payout Factor		Relevant Business Objective Weighting

Robert E. Sulentic Emma E. Giamartino		$2,663		$2,209	83%		43%		Global (100%)

Chandra Dhandapani	$ $	2,663 1,012	$ $	2,209 1,006	83 99	% %	43 98	% %	Global (50%) GWS (50%)

John E. Durburg	$ $	2,663 1,707	$ $	2,209 1,364	83 80	% %	43 33	% %	Global (50%) Advisory (50%)

Daniel G. Queenan	$ $	2,663 352	$ $	2,209 239	83 68	% %	43 0	% %	Global (50%) REI (50%)

“Section 5. 2023 NEO Compensation and Performance Summaries” in this CD&A includes a discussion of each named executive officer’s 2023 financial objectives.

2024 Financial Metrics under the EBP

For 2024, the Committee continued to use core EBITDA for our global business (measured against plan) to establish 2024 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles. We also continued to use a combination of core EBITDA and segment operating profit to set 2024 financial performance targets for executives who run our business segments. We do not disclose the specific financial targets for 2024 due to competitive reasons; however, we will disclose the 2024 targets and actual results in the 2025 CD&A.

2023 Strategic Objectives under the EBP

Although company financial performance is critical to our success, the Committee also believes that a substantial portion of the EBP award (50% for 2023) should take into account the executive’s overall performance, including the achievement of important strategic objectives. The strategic objective component of annual performance awards under the EBP is both qualitative and quantitative in measurement. These pre-set objectives—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial objectives to include certain strategic objectives related to ESG initiatives, the positioning of our business

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for the future, the advancement of our platform, and the mitigation of risk. We believe this approach is also responsive to our stockholders that have requested linking earned incentive compensation to annual progress against longer-term strategic goals, including important ESG initiatives. See “Section 5. 2023 NEO Compensation and Performance Summaries” in this CD&A for a discussion of the specific 2023 strategic objectives approved for each named executive officer.

Pursuant to the EBP, following the end of the performance year, the CEO (or in the case of the CEO, the Committee) reviews each executive’s overall performance, taking into account the various strategic objectives that were established at the beginning of the year and any special factors that could have affected performance during the year, such as other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic objectives approved at the beginning of the performance year.

Under our EBP, the CEO (or the Committee, as applicable) then determines the payout factor, as a percentage of target, for the strategic performance component using the ratings framework below:

Strategic Performance Measurement Scorecard

Rating	Performance Assessment	Strategic Payout Factor (% of Target)

1	Far Below Expectations	0%

2	Partially Met Expectations	75%

3	Met Expectations	100%

4	Somewhat Exceeded Expectations	125%

5	Far Exceeded Expectations	150%

2023 EBP Award Payout Determination

The payouts for the financial component and the strategic component of the EBP award, each as described above, are then added together to arrive at a total 2023 EBP award. Payout on the financial component (weighted 50%) may range from 0 to 200% of target, while payout on the strategic component (weighted 50%) may range from 0 to 150% of target. As a result, the maximum payout for 2023 EBP awards is 175% of target. The Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances not to exceed 200% of the target award. No supplemental EBP awards were awarded in 2023.

“Section 5. 2023 NEO Compensation and Performance Summaries” in this CD&A describes how each named executive officer’s EBP payout for 2023 was calculated.

Long-Term Incentive Awards

We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

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Annual Long-Term Incentive Program

In 2023, the Committee granted annual equity awards in two forms—a Time Vesting Equity Award and a Core EPS Equity Award.

2023 Annual Equity Award Grant Metrics

TIME VESTING EQUITY AWARD RSUs	Vest 25% per year in 2024, 2025, 2026 and 2027, subject to the executive’s continued service.

CORE EPS EQUITY AWARD Performance-based RSUs

May be earned from 0 to 200% of the target number of performance-based RSUs, based on the extent to which our cumulative 2023 to 2024 core EPS performance meets, exceeds or falls short of established targets. We do not disclose these targets prior to the end of the performance period for competitive reasons.

If actual core EPS is less than the minimum threshold, then none of the units will be earned. Achievement of the threshold, target, and maximum core EPS goals would result in payout of 50%, 100%, and 200% of the target units, respectively. The payout is linearly interpolated for performance between the core EPS threshold and target and for performance between and the core EPS target and maximum.

Any earned performance-based RSUs vest in full in March 2026.

AWARD DETERMINATIONS

For our CEO, the Committee determines the amount of his equity award. For our other executive officers, our CEO recommends to the Committee the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•  the executive’s position within our organization;

•  ongoing performance and expected contributions by the executive to our future success; and

•  input from FW Cook, taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

2024 Annual Equity Award Grant Metrics

As part of the Committee’s annual review of our compensation program, and in response to feedback from our investors, the Committee approved a change to the design of our annual performance-based awards. Beginning in 2024, our annual performance-based awards will incorporate two metrics—core EPS and relative total shareholder return. For additional information, please see our Form 8-K, filed on March 11, 2024.

Strategic Equity Awards

The Committee uses strategic equity awards as a tool to align pay and performance. As seen below, the Committee has used these awards to create immediate alignment within the executive ranks by allowing key individuals to participate in the same program or effectively the same program with the same goals and performance periods in cases of new hires or promotions since the original 2017 Strategic Equity Awards were granted.

2017 Strategic Equity Award

The 2017 Strategic Equity Award was a six-year cliff vesting award with challenging performance hurdles, that required executives to enter into restrictive covenants as described below. This award was structured to:

•	encourage focus on longer-term business outcomes (performance periods are six years); and

•	provide our executives with a significant and incremental financial incentive to achieve superior outcomes for our stockholders.

NEO Eligibility: In 2017, in exchange for the execution of certain restrictive covenants described below, a group of our most senior executives around the globe, including Ms. Dhandapani and Messrs. Durburg and Queenan, received Strategic Equity Awards with a six-year cliff vesting period (2018-2023).

In 2017, the Committee also offered Mr. Sulentic a significant Strategic Equity Award, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2018-2023 program, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers.

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The 2017 Strategic Equity Award granted to Ms. Dhandapani and Messrs. Durburg and Queenan was strongly performance-based, with vesting of two-thirds of the award to each executive driven by the extent to which the company achieved rigorous cumulative Adjusted EPS and total stockholder return performance hurdles relative to the S&P 500 over a six-year performance period.

The 2017 Strategic Equity Award was split into three types of RSU awards:

TIME VESTING STRATEGIC EQUITY AWARD (one-third of target grant value)	VESTING: Cliff vested on December 1, 2023 (six years from grant).

RELATIVE TSR (“rTSR”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which could be earned based on the cumulative total stockholder return (“TSR”) of the company compared to the cumulative TSR of each of the other companies comprising the S&P 500 on December 1, 2017 (the “S&P 500 Comparison Group”).

PERFORMANCE PERIOD: Six-year measurement period commencing on December 1, 2017 and ending on December 1, 2023.

VESTING: Such awards vested on January 23, 2024, which was the date the Committee certified the performance percentile ranking achieved.

“Section 4. Certified Achievement for Strategic Equity Award Granted in 2017 and 2021” in this CD&A describes the level at which the rTSR-based equity awards vested.

RELATIVE EPS (“rEPS”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which could be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 Comparison Group.

PERFORMANCE PERIOD: Six-year measurement period commencing on January 1, 2018 and ending on December 31, 2023.

VESTING: Such awards vested on March 25, 2024, which was the date the Committee certified the performance percentile ranking achieved.

“Section 4. Certified Achievement for Strategic Equity Award Granted in 2017 and 2021” in this CD&A describes the level at which the rEPS-based equity awards vested.

Performance and Payout Schedule for 2017 rTSR and rEPS Strategic Equity Awards

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards was intended to be challenging, as evidenced by the fact that these performance awards would not vest unless the company’s performance on the relevant metric exceeded 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards was as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest

<= 50th Percentile	0%	<= 50th Percentile	0%

>= 75th Percentile	175%	>= 75th Percentile	175%

The payout percentage was linearly interpolated if the company’s performance percentile ranking fell between the 50th percentile and 75th percentile.

Restrictive Covenants Agreement Executed in Connection with 2017 Strategic Equity Award

As a condition to receiving the 2017 Strategic Equity Award, the group of global senior executives participating in the program, including Ms. Dhandapani and Messrs. Durburg and Queenan entered into a restrictive covenants agreement with the company which provides for certain post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants. Although Mr. Sulentic declined his Strategic Equity Award as stated above, he nonetheless entered into the same restrictive covenants agreement with the company as our other named executive officers.

2021 Strategic Equity Award and Restrictive Covenants Agreement

In 2021, the Committee granted a strategic equity award (the “2021 Strategic Equity Awards”) to each of Mses. Giamartino and Dhandapani in connection with their promotions to Chief Financial Officer and Chief Transformation Officer, respectively. This was done in order to better reflect Mses. Giamartino’s and Dhandapani’s contributions to the company and their ability to drive outperformance on key metrics against peers.

The 2021 Strategic Equity Awards had the same general terms and payout curves as the 2017 Strategic Equity Awards discussed above, except that the entire award was performance-based in nature, with no time-vesting component.

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The 2021 Strategic Equity Awards were split into two types of RSU awards:

•

rTSR Strategic Equity Award (one-half of target grant value)—granted with a target number of RSUs, zero to 175% of which could be earned based on the same performance measures and goals over the same performance period as the 2017 rTSR Strategic Equity Awards. Such awards vested on January 23, 2024, which was the date the Committee certified the performance percentile ranking achieved. “Section 4. Certified Achievement for Strategic Equity Award Granted in 2017 and 2021” in this CD&A describes the level at which the rTSR-based equity awards vested.

•

rEPS Strategic Equity Award (one-half of target grant value)—granted with a target number of RSUs, zero to 175% of which could be earned based on the same performance measures and goals over the same performance period as the 2017 rTSR Strategic Equity Awards. Such awards vested on March 25, 2024, which was the date the Committee certified the performance percentile ranking achieved. “Section 4. Certified Achievement for Strategic Equity Award Granted in 2017 and 2021” in this CD&A describes the level at which the rEPS-based equity awards vested.

As a new recipient of a strategic equity award, Ms. Giamartino executed a Restrictive Covenants Agreement in 2021 with the same terms as our other named executive officers.

2022 CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement

In 2022, the Committee granted Mr. Sulentic a strategic equity award with a grant date value of $7,500,000. The 2022 CEO Strategic Equity Award is split into three types of RSU awards:

TIME VESTING STRATEGIC EQUITY AWARD (one-third of target grant value)	VESTING: Cliff vests on February 25, 2027 (five years from grant).

RELATIVE TSR (“rTSR”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative total stockholder return (“TSR”) of the company compared to the cumulative TSR of each of the other companies comprising the 2022 Comparison Group.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

RELATIVE EPS (“rEPS”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the 2022 Comparison Group.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

Performance and Payout Schedule for 2022 CEO rTSR and rEPS Strategic Equity Awards

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards is intended to be challenging, as evidenced by the fact that these performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest

<= 50th Percentile	0%	<= 50th Percentile	0%

>= 75th Percentile	175%	>= 75th Percentile	175%

The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile.

The 2022 CEO Strategic Equity Award is intended to recognize the critical role Mr. Sulentic plays in leading the company to achieve superior performance and reward his continued leadership. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the 2022 CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenant Agreement through December 31, 2026. Mr. Sulentic’s restrictive covenants agreement provides for certain one-year post termination non-competition and non-solicitation covenants in the event of a resignation without good reason or a termination for cause prior to its expiration date.

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Other Compensation Elements

DEFERRED COMPENSATION PLAN (DCP)

The plan provides select management employees whose incomes exceed a certain threshold (including our executive officers) and non-employee directors a tax-efficient method to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives.

•  None of our non-employee directors or named executive officers, other than Ms. Dhandapani, deferred compensation under the DCP in 2023.

The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan.”

SEVERANCE PLAN

We have a Change in Control and Severance Plan for Senior Management, or Severance Plan, in which all of our named executive officers for 2023 participate. The Committee believes that the Severance Plan is reflective of current compensation practices and trends and is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the company does not retain him or her in certain circumstances.

Participants under the Severance Plan are eligible to receive:

•  severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the company, and

•  continued vesting, in whole or in part, in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company (or accelerated vesting if such equity awards are not assumed by the successor company).

TREATMENT OF ANNUAL EQUITY AWARDS ON TERMINATION DUE TO DEATH, DISABILITY AND RETIREMENT	The award agreements under which we granted our 2020, 2021, 2022 and 2023 equity awards provide for continued or accelerated vesting, in whole or in part, of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement.

TREATMENT OF STRATEGIC EQUITY AWARDS ON QUALIFYING TERMINATION OR RETIREMENT	The award agreements under which we granted the Strategic Equity Awards provide for continued or accelerated vesting, in whole or in part, of the unvested portion of those awards in the event of termination of employment due to death or disability, by the company without cause or the grantee for good reason, or due to retirement.

BENEFITS

We believe the following other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

•  Our named executive officers are eligible to participate in the same health, welfare and insurance benefit plans in which our employees are generally able to participate.

•  In addition, we offer our named executive officers out of country medical coverage and reimbursement for an annual physical.

•  Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan).

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2023 Compensation Decisions

NEO Target Compensation Adjustments

In 2023, as part of the review of target annual compensation opportunities, the Committee approved increases to the annual long term-term equity targets for Mses. Giamartino and Dhandapani. The Committee also approved an increase to Ms. Giamartino’s salary and EBP target. These increases (from 2022) were intended to align their compensation with market levels. Compensation targets for our other named executive officers remained unchanged. For more information, see “Section 5. 2023 NEO Compensation and Performance Summaries” in this CD&A.

	2023 Base Salary	2023 EBP Target Awards	Total 2023 Annual Equity Awards

Robert E. Sulentic	$1,250,000	$2,500,000	$14,750,000

Emma E. Giamartino	$700,000 (Increase of $20,000)	$1,100,000 (Increase of $100,000)	$3,200,000 (Increase of $1,380,000)

Chandra Dhandapani	$750,000	$1,100,000	$3,650,000 (Increase of $250,000)

John E. Durburg	$775,000	$1,160,000	$4,065,000

Daniel G. Queenan	$775,000	$1,160,000	$4,065,000

Certified Achievement for Core EPS Equity Awards Granted in 2022

In 2022, we granted to our named executive officers Core EPS Equity Awards. These 2022 Core EPS Equity Awards were granted with a target number of RSUs, of which zero to 200% could be earned based on the extent to which the company achieved core EPS targets over a minimum threshold as measured on a cumulative basis for the 2022 and 2023 fiscal years. The cumulative core EPS “threshold,” “target” and “max” for the 2022 Core EPS Equity Awards was set at $11.10, $13.06 and $15.02, respectively. The target goal of $13.06 was developed by applying an approximately 16.7% target growth rate in Core EPS from the 2021 base year core EPS of $5.33 and an approximately 10% target growth rate in Core EPS from 2022 to 2023 (i.e., sum of $6.22 (approximately 16.7% growth over $5.33) and $6.84 (approximately 10% growth over $6.22)). Threshold and maximum goals were similarly established by using two-year cumulative core EPS approximately 15% below and above the target, respectively.

On February 22, 2024, the Committee certified the company’s cumulative core EPS performance for the performance period at $9.53. As a result, payout was 0% of target for the 2022 Core EPS Equity Awards (i.e., all Core EPS Equity Awards were forfeited).

Certified Achievement for Strategic Equity Award Granted in 2017 and 2021

On January 23, 2024, the Committee certified the company’s rTSR percentile rank relative to the S&P 500 Comparison Group at the 70.5th percentile. As a result, payout was 143.22% of target for the 2017 and 2021 rTSR Strategic Equity Awards. On March 25, 2024, the Committee certified the company’s rEPS percentile rank relative to the S&P 500 Comparison Group at the 60th percentile. As a result, payout was 70% of target for the 2017 and 2021 rEPS Strategic Equity Awards.

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Section 5.

2023 NEO Compensation and Performance Summaries

Linking Pay and Performance

Summaries of the compensation decisions made by the Compensation Committee in recognition of our named executive officers’ performance during 2023 are described below.

Robert E. Sulentic Chair, President and Chief Executive Officer

Base Salary	$1,250,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$9,833,333
	(at Target)
	Time Vesting	$4,916,667
	Total	$14,750,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 100%

Actual Achievement Against Target: 83%

Financial Component Payout: 43%

Strategic Objectives (weighted 50%)

Mr. Sulentic was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Continue evolution and development of leadership team to achieve company aspirations;

– Lead select large/transformational M&A opportunities; and

– Drive efficient and effective adoption of the strategic, operational and financial framework across the enterprise.

StrategicComponent Payout: 145%

				2023 Target $2,500,000	2023 Payout $2,352,893

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Emma E. Giamartino Chief Financial Officer

Base Salary	$700,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$1,600,000
	(at Target)
	Time Vesting	$1,600,000
	Total	$3,200,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 100%

Actual Achievement Against Target: 83%

Financial Component Payout: 43%

Strategic Objectives (weighted 50%)

Ms. Giamartino was expected to achieve specific objectives set for her in support of the company’s corporate strategy:

– Evolve and upgrade all areas of the traditional CFO function to support the company’s aspirations;

– Advance balance sheet management practices;

– Recruit a new corporate development leader and lead the corporate development activities on transformational opportunities; and

– Make meaningful progress towards employee engagement and diversity.

Strategic Component Payout: 135%

				2023 Target $1,100,000	2023 Payout $980,273

Chandra Dhandapani Former Chief Executive Officer, Global Workplace Solutions

Base Salary	$750,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS (at Target)	$1,825,000
	Time Vesting	$1,825,000
	Total	$3,650,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 50%

GWS segment operating profit - 50%

Actual Achievement Against Target:

83% (Global)

99% (GWS)

Global Financial Component Payout: 43%

GWS Financial Component Payout: 98%

Strategic Objectives (weighted 50%)

Ms. Dhandapani was expected to achieve specific objectives set for her in support of the company’s corporate strategy:

– Differentiate GWS enterprise offering;

– Achieve meaningful progress toward EV charging business;

– Differentiate project management products and programs; and

– Make meaningful progress towards employee engagement and diversity.

Strategic Component Payout: 115%

				2023 Target $1,100,000	2023 Payout $1,020,417

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John E. Durburg Chief Executive Officer of U.S. and Canada, Advisory Services

Base Salary	$775,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$2,032,500
	(at Target)
	Time Vesting	$2,032,500
	Total	$4,065,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 100%)

Core EBITDA - 50%

Advisory segment operating profit - 50%

Actual Achievement Against Target:

83% (Global)

80% (Advisory)

Global Financial Component Payout: 43%

Advisory Financial Component Payout: 33%

Strategic Objectives (weighted 50%)

Mr. Durburg was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Advance the execution in the U.S. of all elements of the broker operating platform;

– Identify the next generation of senior Advisory lines of business and geographic leadership roles;

– Advance the Advisory business relative to sector peers; and

– Make meaningful progress towards employee engagement and diversity.

Strategic Component Payout: 115%

				2023 Target $1,160,000	2023 Payout $887,973

In 2023, Mr. Durburg served as the company’s Chief Executive Officer, Advisory Services.

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Daniel G. Queenan Chief Executive Officer, Real Estate Investments

Base Salary	$775,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$2,032,500
	(at Target)
	Time Vesting	$2,032,500
	Total	$4,065,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 50%

REI segment operating profit - 50%

Actual Achievement Against Target:

83% (Global)

68% (REI)

Global Financial Component Payout: 43%

REI Financial Component Payout: 0%

Strategic Objectives (weighted 50%)

Mr. Queenan was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Develop and execute aspirational growth plan for Trammell Crow Company;

– Support transformational M&A activity for the Investment Management business;

– Assess and implement process to underwrite REI investments; and

– Make meaningful progress towards employee engagement and diversity.

Strategic Component Payout: 135%

				2023 Target $1,160,000	2023 Payout $908,371

CBRE 2024 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 6: COMPENSATION POLICIES AND PRACTICES	65

Section 6.

Compensation Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of company stock by each executive officer until the executive acquires and maintains significant levels of company stock.

For our named executive officers, the minimum ownership requirements are indicated in the table below. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2023, all of our named executive officers (except for Ms. Giamartino, who became an executive officer on July 28, 2021) have satisfied their minimum ownership requirements.

Stock Ownership Requirement

Name	Minimum Requirement

Robert E. Sulentic	6x Base Salary

Emma E. Giamartino	3x Base Salary

Chandra Dhandapani	3x Base Salary

John E. Durburg	3x Base Salary

Daniel G. Queenan	3x Base Salary

A further description of this policy can be found under “Corporate Governance—Stock Ownership Requirements” in this Proxy Statement.

Policies Restricting Stock Trading and Prohibiting Hedging and Short-Selling

We have a pre-clearance policy and process for trades in company securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in company securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans.

We prohibit all directors, executive officers and other designated insiders from:

•	engaging in short-term investment activities such as arbitrage trading or day trading;

•	taking short positions in the company’s securities;

•	purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds); or

•	engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

This is intended to prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

No “Single Trigger” Change of Control Payments

•

We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

No Tax Gross-Ups

•	As a policy matter, we do not provide tax gross-ups to our named executive officers, other than, if applicable, expatriate tax equalization.

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Compensation Clawback Policy

Our compensation clawback policy requires us, subject to limited exceptions, to recover cash-based and performance-based-equity incentive compensation (e.g., our Core EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit Committee under Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results in certain circumstances described below.

Specifically, the policy provides that (i) if we are required to restate our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to our previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, and (iii) any Section 16 officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are required to recover the overpayment. The policy requires clawback from any executive who received an award overpayment, without regard to whether any misconduct occurred or whether an executive bears responsibility for the required accounting restatement. Incentive compensation received during the last three completed fiscal years preceding the date we determine we are required to restate our financial statements is subject to clawback under the policy.

Equity Award Policy and Procedures for Equity Grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process. This policy has the following characteristics:

•	Requires Board approval for delegation by the Committee to any other committee or individual of its authority under our equity incentive plans;

•

Provides that the effective date of a grant is the date the Committee approves the award, unless a later date is required (for instance in connection with a grant to a new hire who starts work on a date after the Committee has approved the award, or the opening of a trading window);

•	Provides that the exercise price of stock options and value of restricted stock and RSU awards is determined using the closing price of our common stock on the NYSE on the grant date; and

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

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Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee

Beth F. Cobert, Chair

Brandon B. Boze

Reginald H. Gilyard

E.M. Blake Hutcheson

Guy A. Metcalfe

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

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Executive Compensation

Summary Compensation Table

The following table includes compensation information for the fiscal years ended December 31, 2023, 2022 and 2021 for our CEO, Chief Financial Officer and the three other most highly compensated executive officers in 2023.

				Stock Awards ($)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Award(1)(2) ($)	Strategic Equity Award ($)	Total Stock Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Robert E. Sulentic(5)	2023	1,250,000	—	14,749,941	—	14,749,941	2,352,893	6,000	18,358,834
President and Chief Executive Officer	2022	1,167,500	—	14,749,919	7,511,331	22,261,250	2,477,350	6,000	25,912,100
	2021	939,726	—	9,789,859	—	9,789,859	3,174,000	4,500	13,908,085

Emma E. Giamartino	2023	695,000	—	3,199,880	—	3,199,880	980,273	6,000	4,881,153

Chief Financial Officer	2022	680,000	—	1,819,920	—	1,819,920	965,940	6,000	3,471,860
	2021	520,438	1,000,000	1,214,886	1,789,763	3,004,649	1,307,692	4,500	5,837,279

Chandra Dhandapani	2023	750,000	—	3,649,996	—	3,649,996	1,020,417	6,000	5,426,413

Former CEO, Global Workplace Solutions	2022	737,500	—	3,116,344	—	3,116,344	1,168,623	4,308	5,026,775
	2021	700,000	—	1,799,712	1,789,763	3,589,475	1,477,599	4,500	5,771,574

John E. Durburg(6)	2023	775,000	—	4,064,992	—	4,064,992	887,973	6,000	5,733,965

CEO of U.S. and Canada, Advisory Services	2022	756,250	—	4,064,936	—	4,064,936	1,072,389	6,000	5,899,575

Daniel G. Queenan	2023	775,000	—	4,064,992	—	4,064,992	908,371	6,000	5,754,363
CEO, Real Estate Investments	2022	756,250	—	4,064,936	—	4,064,936	1,077,155	6,000	5,904,341
	2021	700,000	—	2,699,894	—	2,699,894	1,815,000	4,500	5,219,394

Annual Stock Award Column (1), (2)

(1)

See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the valuation of our stock awards.

(2)	Our 2023 annual equity awards were made under and governed by the Amended and Restated 2019 Equity Incentive Plan, as described below under “Summary of Plans, Programs and Agreements” and include:

Time Vesting Equity Awards

The following awards are scheduled to vest 25% per year over four years (on each of March 10, 2024, 2025, 2026 and 2027):

•	March 10, 2023 grants to Mr. Sulentic (62,720 RSUs), Ms. Giamartino (20,410 RSUs), Ms. Dhandapani (23,281 RSUs), Mr. Durburg (25,928 RSUs), and Mr. Queenan (25,928 RSUs).

Core EPS Equity Awards

These awards are eligible to be earned based on the extent to which the company achieves Core EPS targets (over a minimum threshold) measured on a cumulative basis for the 2023 and 2024 fiscal years, with full vesting of any earned amount on March 10, 2026:

•

March 10, 2023 grants with the following target unit amounts: Mr. Sulentic (125,441 RSUs), Ms. Giamartino (20,410 RSUs), Ms. Dhandapani (23,281 RSUs), Mr. Durburg (25,928 RSUs), and Mr. Queenan (25,928 RSUs).

For our Core EPS Equity Awards, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For the Core EPS Equity Awards granted in 2023, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $19,666,640 for Mr. Sulentic, $3,199,880 for Ms. Giamartino, $3,649,995 for Ms. Dhandapani, $4,064,992 for Mr. Durburg and $4,064,992 for Mr. Queenan.

Non-Equity Incentive Plan Compensation Column (3)

(3)

The amounts in this column relate to compensation pursuant to our annual performance award plan referred to in this Proxy Statement as the Executive Bonus Plan, or EBP, which is described below under “Summary of Plans, Programs and Agreements.” Amounts reflected in this table are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year.

All Other Compensation Column (4)

(4)

The amounts in this column for each of our NEOs reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts.

Mr. Sulentic (5)

(5)

With respect to his outstanding equity awards, Mr. Sulentic became retirement eligible in September 2018. For additional information regarding the treatment of such awards upon retirement, please refer to the discussion under “Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2020, 2021, 2022 and 2023 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements.”

Year Column (6)

(6)	Under applicable SEC rules, we have excluded compensation for Mr. Durburg for 2021, as he was not a named executive officer for that year.

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Employment Agreements

Except for Mses. Giamartino and Dhandapani, none of our named executive officers for 2023 are party to an employment agreement.

Giamartino Agreement

The company and Ms. Giamartino entered into a letter agreement on July 28, 2021 (the “Giamartino Offer Letter”) in connection with her promotion to Global Group President, Chief Financial Officer and Chief Investment Officer. Pursuant to the Giamartino Offer Letter, Ms. Giamartino (i) receives a base salary of $680,000 per annum, (ii) is eligible for a discretionary annual bonus award under the terms of the EBP, with a target bonus of $1,000,000, (iii) beginning in 2022, will be recommended to the Compensation Committee for an annual RSU award with an approximate grant date value of $1,820,000, expected to be granted 50% in the form of a time-vesting equity award and 50% in the form of a performance-vesting equity award, and (iv) was paid a one-time promotional cash award of $1,000,000, which is subject to repayment in case of certain terminations without good reason, or for cause, within three years of July 28, 2021. Ms. Giamartino is a participant in the Severance Plan and is eligible for severance benefits thereunder. In connection with her promotion, Ms. Giamartino executed a restrictive covenants agreement in substantially similar form to that which was executed by our other senior executives. Since entering into the employment agreements referenced above, the Compensation Committee has established new compensation targets for Ms. Giamartino. See “Compensation Discussion & Analysis—Section 4. Elements of Our Compensation Program—2023 Compensation Decisions” for additional details.

Dhandapani Agreement

On April 4, 2024, the company and Ms. Dhandapani entered into a transition agreement (the “Dhandapani Transition Agreement”) to memorialize the terms by which Ms. Dhandapani will transition her responsibilities and leave the company. The Dhandapani Transition Agreement superseded Ms. Dhandapani’s prior employment agreement with the company. Because Ms. Dhandapani’s separation will be a Qualifying Termination by the company, Ms. Dhandapani is entitled to receive payments and certain enhanced benefits under the Severance Plan.

In connection with Ms. Dhandapani’s separation on September 8, 2024, she will receive (i) a lump sum cash severance payment in an amount equal to $2,775,000; and (ii) accelerated vesting and distribution of 16,243 shares subject to her equity awards. She will also continue vesting in 52,860 shares subject to her equity awards in the two years following her separation date. For her equity awards where the performance period has not ended as of her separation date, the number of shares included above reflects the number subject to continued vesting, assuming target performance; however, Ms. Dhandapani will remain eligible to receive the maximum number of shares that are subject to her respective award agreements. Once certified, the performance achievement factor contained in each award will be applied to calculate the number of shares due to her pursuant to each equity award. Upon Ms. Dhandapani’s separation, she will also receive COBRA continuation coverage (with Ms. Dhandapani only having to pay the active employee amounts) for 18 months, as well as a prorated bonus for the year of termination and outplacement services. As noted above, the severance benefits set forth in the Dhandapani Transition Agreement are consistent with the terms found in the Severance Plan. As conditions to Ms. Dhandapani’s receipt of the severance benefits described above, Ms. Dhandapani provided a general release in favor of the company and agreed to a non-competition covenant that runs until April 12, 2025. Ms. Dhandapani also received reimbursement for reasonable legal fees incurred in connection with her negotiations in respect of her separation from the company.

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Grants of Plan-Based Awards

The following table includes information concerning stock and cash awards for the fiscal year ended December 31, 2023 to the persons named in the table under the heading “Summary Compensation Table,” which awards were granted pursuant to our Amended and Restated 2019 Equity Incentive Plan or EBP described below under “Summary of Plans, Programs and Agreements.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert E. Sulentic			—	2,500,000	4,375,000	—	—	—	—	—
	03/10/23	(4)	—	—	—	—	—	—	62,720	4,916,621
	03/10/23	(5)	—	—	—	62,720	125,441	250,882	—	9,833,320

Emma E. Giamartino			—	1,100,000	1,925,000	—	—	—	—	—
	03/10/23	(4)	—	—	—	—	—	—	20,410	1,599,940
	03/10/23	(5)	—	—	—	10,205	20,410	40,820	—	1,599,940

Chandra Dhandapani			—	1,100,000	1,925,000	—	—	—	—	—
	03/10/23	(4)	—	—	—	—	—	—	23,281	1,824,998
	03/10/23	(5)	—	—	—	11,640	23,281	46,562	—	1,824,998

John E. Durburg			—	1,160,000	2,030,000	—	—	—	—	—
	03/10/23	(4)	—	—	—	—	—	—	25,928	2,032,496
	03/10/23	(5)	—	—	—	12,964	25,928	51,856	—	2,032,496

Daniel G. Queenan			—	1,160,000	2,030,000	—	—	—	—	—
	03/10/23	(4)	—	—	—	—	—	—	25,928	2,032,496
	03/10/23	(5)	—	—	—	12,964	25,928	51,856	—	2,032,496

Estimated Future Payouts Under Non-Equity Incentive Plan Awards Column (1)

(1)

For our executives to receive an EBP award based on our financial performance in 2023, as measured by core EBITDA/segment operating profit, our performance had to exceed 70% of the applicable core EBITDA/segment operating profit goal. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and therefore no amount is shown in the “Threshold” column.

Grant Date Fair Value of Stock and Option Awards Column (2), (3)

(2)

For our Core EPS Equity Awards granted in 2023, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date.

(3)	The closing price of our common stock on March 10, 2023 was $78.39 per share.

Grant Date Column (4), (5)

(4)

Represents Time Vesting Equity Awards of RSUs that were granted to each of our named executive officers on March 10, 2023, each of which are scheduled to vest 25% per year over four years (on each of March 10, 2024, 2025, 2026 and 2027).

(5)

Represents Core EPS Equity Awards of RSUs that were granted to each of our named executive officers on March 10, 2023, each of which are eligible to be earned based on our achievement against certain Core EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2023 and 2024 fiscal years, with full vesting of any earned amount on March 10, 2026.

“Threshold” column amounts represent the number of shares (50% of the target unit amount) that would be issued upon achievement of Core EPS performance threshold goal.
“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of Core EPS performance target goal.
“Maximum” column amounts represent the number of shares (200% of the target unit amount) that would be issued upon achievement of Core EPS performance at or above the maximum goal.
The payout is linearly interpolated for performance between the various Core EPS performance goals.

For a full description of our EBP and Stock Awards, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program” in this Proxy Statement.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	71

Outstanding Equity Awards at Fiscal Year-End

The following table includes information concerning stock awards that remain unvested as of December 31, 2023 that are held by the persons named in the table under the heading “Summary Compensation Table.”

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1)(2)(3)(4)(5)(6)(7) (#)	Market Value of Shares or Units of Stock That Have Not Vested(8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(9)(10)(11)(12)(13)(14) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)

Robert E. Sulentic	317,631	29,568,269	176,135	16,396,407

Emma E. Giamartino	46,729	4,350,002	40,934	3,810,546

Chandra Dhandapani	66,374	6,178,755	68,487	6,375,454

John E. Durburg	89,682	8,348,498	91,750	8,541,008

Daniel G. Queenan	89,682	8,348,498	91,750	8,541,008

Number of Shares or Units of Stock That Have Not Vested Column (1), (2), (3), (4), (5), (6), (7)

Time Vested Equity Awards.

(1)

2020 Annual Equity Awards. The following number of stock units granted on March 3, 2020 remained unvested as of December 31, 2023: Mr. Sulentic (14,801 RSUs), Ms. Giamartino (758 RSUs), Ms. Dhandapani (2,815 RSUs), Mr. Durburg (4,980 RSUs) and Mr. Queenan (4,980 RSUs). These unvested stock units vested on March 3, 2024.

(2)

Incremental 2020 Annual Equity Award. 567 unvested stock units granted on June 1, 2020 to Ms. Giamartino remained unvested as of December 31, 2023. These unvested stock units will vest on June 1, 2024.

(3)

2021 Annual Equity Awards. The following number of stock units granted on March 3, 2021 remained unvested as of December 31, 2023: Mr. Sulentic (20,162 RSUs), Ms. Giamartino (1,926 RSUs), Ms. Dhandapani (4,492 RSUs), Mr. Durburg (8,664 RSUs) and Mr. Queenan (8,664 RSUs). An additional (i) 1,690 stock units remained unvested as of December 31, 2023 in connection with a grant to Ms. Giamartino on July 28, 2021 and (ii) 1,111 stock units remained unvested as of December 31, 2023 in connection with a grant to Ms. Dhandapani on June 2, 2021. One-half of these unvested stock units vested on March 3, 2024, and the other half will vest on March 3, 2025.

(4)

2022 Annual Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2023: Mr. Sulentic (35,992 RSUs), Ms. Giamartino (6,920 RSUs), Ms. Dhandapani (10,076 RSUs), Mr. Durburg (15,456 RSUs) and Mr. Queenan (15,456 RSUs). One-third of these unvested stock units vested on February 25, 2024, and the remaining stock units will vest in equal increments on each of February 25, 2025 and 2026. An additional 2,189 stock units remained unvested as of December 31, 2023 in connection with a grant to Ms. Dhandapani on May 19, 2022. One-third of these unvested stock units will vest in equal increments on each of May 19, 2024, 2025 and 2026.

(5)

2022 Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2023: Mr. Sulentic (25,004 RSUs). These unvested stock units will vest on February 25, 2027, subject to Mr. Sulentic’s continued employment with the company on such date.

(6)

2023 Annual Equity Awards. The following number of stock units granted on March 10, 2023 remained unvested as of December 31, 2023: Mr. Sulentic (60,380 RSUs), Ms. Giamartino (20,410 RSUs), Ms. Dhandapani (23,281 RSUs), Mr. Durburg (25,928 RSUs) and Mr. Queenan (25,928 RSUs). One-fourth of these unvested stock units vested on March 10, 2024, and the remaining stock units will vest in equal increments on each of March 10, 2025, 2026 and 2027.

2021	Core EPS Equity Awards. With respect to the total number of unvested stock units listed in this column:

(7)

The following number of stock units granted on March 3, 2021 remained unvested as of December 31, 2023: Mr. Sulentic (161,292 RSUs), Ms. Giamartino (7,700 RSUs), Ms. Dhandapani (17,968 RSUs), Mr. Durburg (34,654 RSUs) and Mr. Queenan (34,654 RSUs). An additional (i) 6,758 stock units granted on July 28, 2021 to Ms. Giamartino and (ii) 4,442 stock units granted on June 2, 2021 granted to Ms. Dhandapani, remained unvested as of December 31, 2023. These unvested stock units vested on March 3, 2024.

The March 3, 2021 stock units were initially granted at target as follows: Mr. Sulentic (83,771 RSUs), Ms. Giamartino (3,850 RSUs), Ms. Dhandapani (8,984 RSUs), Mr. Durburg (17,327 RSUs) and Mr. Queenan (17,327 RSUs). An additional (i) 3,379 stock units were granted at target on July 28, 2021 to Ms. Giamartino and (ii) 2,221 stock units were granted at target on June 2, 2021 to Ms. Dhandapani. These stock units were earned at 200% of target based on the level of cumulative Core EPS achieved (as certified by the Compensation Committee on February 10, 2023). However, the number of restricted units earned by Mr. Sulentic have been reduced by those earned restricted units for which vesting occurred on December 18, 2023 in order to satisfy the tax withholding obligation that arose because he is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

Market Value of Shares or Units of Stock That Have Not Vested / Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested Columns (8)

(8)

Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $93.09, which was the per-share closing price of our common stock on December 29, 2023. For the Core EPS Equity Awards, rTSR Strategic Equity Awards and rEPS Strategic Equity Awards, these figures assume that those awards are later issued at their target number of shares, except for the Core EPS Equity Awards granted in 2022. As described below in footnote (13) to this table, payout for the 2022 Core EPS Equity Awards was 0% of the target (i.e., all Core EPS Award were forfeited), and we have reflected this lesser number of shares in this table.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested Column (9), (10), (11), (12), (13), (14)

(9)

rTSR Strategic Equity Awards. The following number of stock units granted on December 1, 2017 remained unvested as of December 31, 2023: Ms. Dhandapani (11,576 RSUs), Mr. Durburg (30,871 RSUs) and Mr. Queenan (30,871 RSUs). 9,626 stock units granted on March 3, 2021 to each of Ms. Giamartino and Ms. Dhandapani remained unvested as of December 31, 2023. These unvested rTSR Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a six-year performance measurement period that commenced on December 1, 2017 and ended on December 1, 2023, with full vesting of any earned amount no later than 60 days after December 1, 2023. On January 23, 2024, the Compensation Committee certified the company’s performance necessary for these awards to vest. As such, Ms. Dhandapani, Messrs. Durburg and Queenan vested into 16,579, 44,213 and 44,213 stock units granted on December 1, 2017 (143.22% of their target number of RSUs) and Mses. Giarmartino and Dhandapani each vested into 13,786 stock units granted on March 3, 2021 (143.22% of their target number of RSUs), respectively. We have reflected this greater number of shares in this table.

(10)

2022 rTSR Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2023: Mr. Sulentic (25,347 RSUs). These unvested rTSR Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

(11)

rEPS Strategic Equity Awards. The following number of stock units granted on December 1, 2017 remained unvested as of December 31, 2023: Ms. Dhandapani (11,576 RSUs), Mr. Durburg (30,871 RSUs) and Mr. Queenan (30,871 RSUs). 9,626 stock units granted on March 3, 2021 to each of Ms. Giamartino and Ms. Dhandapani remained unvested as of December 31, 2023. These unvested rEPS Strategic Equity Awards represent the target

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — OPTION EXERCISES AND STOCK VESTED	72

number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a six-year performance measurement period that commenced on January 1, 2018 and ended on December 31, 2023, with full vesting of any earned amount no later than 90 days after December 31, 2023. On March 25, 2024, the Compensation Committee certified the company’s performance necessary for these awards to vest. As such, Ms. Dhandapani, Messrs. Durburg and Queenan vested into 8,103, 21,609 and 21,609 stock units granted on December 1, 2017 (70% of their target number of RSUs) and Mses. Giarmartino and Dhandapani each vested into 6,738 stock units granted on March 3, 2021 (70% of their target number of RSUs), respectively. We have reflected the reduced number of shares in this table.

(12)

2022 rEPS Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2023: Mr. Sulentic (25,347 RSUs). These unvested rEPS Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

(13)

2022 Core EPS Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2023: Mr. Sulentic (99,699 RSUs), Ms. Giamartino (9,226 RSUs), Ms. Dhandapani (13,434 RSUs), Mr. Durburg (20,607 RSUs) and Mr. Queenan (20,607 RSUs). An additional 2,918 stock units were granted on May 19, 2022 to Ms. Dhandapani, remained unvested as of December 31, 2023. These unvested performance-based stock units represent the target number of stock units which are eligible to be earned based on our achievement against certain Core EPS performance targets as measured on a cumulative basis for the 2022 and 2023 fiscal years. On February 22, 2024, the Compensation Committee certified the company’s cumulative Core EPS performance for the performance period at $9.53, versus a cumulative Core EPS “target” in those grants of $13.06. As a result, payout was 0% of the target for the 2022 Core EPS Equity Awards (i.e., all Core EPS Equity Awards were forfeited). We have reflected zero shares in this table for all 2022 Core EPS Equity Awards.

(14)

2023 Core EPS Equity Awards. The following number of stock units granted on March 10, 2023 remained unvested as of December 31, 2023: Mr. Sulentic (125,441 RSUs), Ms. Giamartino (20,410 RSUs), Ms. Dhandapani (23,281 RSUs), Mr. Durburg (25,928 RSUs) and Mr. Queenan (25,928 RSUs). These unvested performance-based stock units represent the target number of stock units which are eligible to be earned based on our achievement against certain Core EPS performance targets as measured on a cumulative basis for the 2023 and 2024 fiscal years, with full vesting of any earned amount on March 10, 2026.

Option Exercises and Stock Vested

The following table includes information about stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2023 for our named executive officers. The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert E. Sulentic(1)	—	—	299,050	25,720,060

Emma E. Giamartino	—	—	6,316	533,670

Chandra Dhandapani	—	—	48,204	4,076,621

John E. Durburg	—	—	92,543	7,801,528

Daniel G. Queenan	—	—	92,543	7,801,528

(1)

Includes the vesting of 8,933 shares for Mr. Sulentic on December 18, 2023 in order to satisfy the tax withholding obligation that arose because Mr. Sulentic is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

Summary of Plans, Programs and Agreements

Amended and Restated 2019 Equity Incentive Plan

Our Amended and Restated 2019 Equity Incentive Plan, or the 2019 Plan, which was approved by our stockholders on May 18, 2022, authorizes the grant of stock-based awards to our employees, directors and independent contractors and is administered by our independent Compensation Committee. The 2019 Plan will terminate on May 18, 2032 unless earlier terminated. As of December 31, 2023, a total of 19,406,210 shares of our Class A common stock have been reserved for issuance under the 2019 Plan. The number of shares issued or reserved pursuant to the 2019 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2019 Plan are subject to a maximum term of ten years from the date of grant. All awards granted under the 2019 Plan are generally subject to a minimum one-year vesting schedule.

As of December 31, 2023, assuming the maximum number of shares under our performance-based awards will later be issued (which includes shares that could be issued over target related to performance awards issued and outstanding under our 2017 Equity Incentive Plan), 9,040,592 shares remained available for future grants under the 2019 Plan.

Recent Share Price. On March 28, 2024, the closing price of our common stock on the NYSE was $97.24 per share.

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, or the 2017 Plan, which authorized the grant of stock-based awards to our employees, directors and independent contractors was terminated in May 2019 in connection with the adoption of our 2019 Plan, which is described above. Given that our 2017 Plan terminated

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	73

in May 2019, no new awards may be granted thereunder. However, as of December 31, 2023, 1,605,479 outstanding RSU awards granted under the 2017 Plan to acquire shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards (noting that any shares granted above target will be deducted from the 2019 Plan reserve described above).

Executive Bonus Plan (“EBP”)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Compensation Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are six executives designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance objectives and targeted levels of performance with respect to those objectives. Financial performance objectives under the EBP are based on adjusted EBITDA and segment operating profit performance, with targets based upon our annual financial and operating plan approved by our Board. The strategic performance objectives are determined on a participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance objectives for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances.

For a description of how the annual performance award payouts under the EBP were determined for 2023 as well as other features of the EBP, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program—Annual Performance Awards—Executive Bonus Plan.” The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Deferred Compensation Plan (“DCP”)

The DCP provides an opportunity for select management employees whose income exceeds a certain threshold (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion selects which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts from a certain calendar year in a lump sum payment on a specified date, or in installments over a period of two to five years, subject to earlier payment in the event of a separation of service prior to retirement. Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in the DCP are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan described below. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

Ms. Dhandapani is our only named executive officer who participated in, or had any account balance under the DCP in 2023. The following table sets forth information concerning non-qualified deferred compensation during the fiscal year ended December 31, 2023:

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Chandra Dhandapani	116,862	—	447,751	—	1,645,113

(1)

The amount in this column is not reported as compensation for the fiscal year ended December 31, 2023 in the “Summary Compensation Table” since it does not reflect above-market or preferential earnings.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	74

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our U.S. employees, other than certain qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508 and non-plan electing unionized employees, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a company match.

Severance Plan; Treatment of Death, Disability and Retirement Under 2020, 2021, 2022 and 2023 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements

Severance Plan

We have a Severance Plan in which all of our executive officers participate. Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) are not eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current named executive officers are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined in the Severance Plan) of the company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company, all subject to an effective release of claims against the company, compliance with restrictive covenants, and certain other conditions.

We describe these severance benefits in detail immediately below.

SEVERANCE BENEFITS UNDER SEVERANCE PLAN UPON A QUALIFYING TERMINATION

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” or a “Qualifying Termination” (each such capitalized term as defined in the Severance Plan):

•

a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or other applicable performance period) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates; and

•	outplacement assistance for up to 12 months post-termination.

Upon a Qualifying Termination, equity awards will vest as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement controls except in the case of the Strategic Equity Awards, which are not subject to the Severance Plan):

•

If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance objectives following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

–

50% of the accelerated portion of time-vesting RSUs or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive covenants under the Severance Plan as described below. The applicable period is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants. This period is referred to herein as the “restricted period.” If the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the applicable restricted period, then 50% of the accelerated portion of shares underlying time-vesting options will be forfeited.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	75

–

For the portion of performance-vesting RSUs or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

–

50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive covenants during the restricted period.

–

For the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

–	50% will be forfeited if the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the restricted period.

–

If a Covered Employee exercises any time-vesting options or performance-vesting options during the applicable restricted period, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive covenants, then each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

–

Also, if a Covered Employee is retirement eligible prior to the Qualifying Termination under the terms of an award, then with respect to any shares underlying RSUs subject to that award that would continue to vest following the Covered Employee’s retirement only, (i) the shares attributable to the accelerated portion of the above-described time-vesting RSUs shall instead be delivered to the Covered Employee on each of the remaining vesting dates for such time-vesting RSUs, as would be the case if the Covered Employee had retired and (ii) the shares attributable to any performance-vesting RSUs that remained eligible to vest as described above and for which the applicable performance goals are achieved but the RSUs would have otherwise continued to remain subject to a time-based vesting condition, such shares shall also be delivered to the Covered Employee on the date(s) on which the time-vesting condition would have been satisfied absent a Qualifying Termination.

•

If the Qualifying Termination occurs within a Change in Control Protection Period, then immediate and fully accelerated vesting of all outstanding unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) will occur, with none of the equity underlying the to-be-vested awards subject to deferred delivery. If the award is subject to performance-based vesting conditions, then the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control. The “Change in Control Protection Period” means the period beginning 120 days prior to the date of a Change in Control and ending on the second anniversary of such Change in Control.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the company and compliance with restrictive covenants set forth in the Severance Plan for the restricted period. This includes a covenant prohibiting the solicitation of the company’s customers and employees. This restricted period may be reduced or eliminated by either the Compensation Committee or, if and to the extent required to comply with, the laws of the jurisdiction in which the Covered Employee was primarily providing services to the company immediately prior to such termination.

SEVERANCE PLAN TREATMENT OF EQUITY AWARDS HELD BY NON-TERMINATED PARTICIPANTS UPON A CHANGE IN CONTROL

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

For any outstanding time-vesting equity awards held by the Covered Employee (other than the Time Vesting Strategic Equity Awards, which are not subject to the Severance Plan):

•

if the company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), then the awards, to the extent unvested, will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces such awards, then the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination).

For any outstanding performance-vesting equity awards held by the Covered Employee (other than the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, neither of which are subject to the Severance Plan), the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•

if the company’s successor does not assume, convert or replace the performance-based equity award of Vesting Eligible Shares with publicly-traded equity securities (or their equivalent) having an equivalent value, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	76

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION UNDER OUR SEVERANCE PLAN

In the hypothetical event that any of our named executive officers for 2023 incurred a Qualifying Termination on December 29, 2023, they would have received the following severance benefits under the Severance Plan:

Name		Cash Severance ($)		Pro-Rata Bonus(3) ($)	Accelerated Vesting of RSUs(4) ($)	Health and Welfare Benefits(5) ($)	Total* ($)

Robert E. Sulentic	No Change in Control	7,500,000	(1)	2,352,893	38,912,922	34,060	48,799,875

	During Change in Control Protection Period	7,500,000	(1)	2,352,893	41,245,572	34,060	51,132,525

Emma E. Giamartino	No Change in Control	2,700,000	(2)	980,273	6,781,699	42,856	10,504,828

	During Change in Control Protection Period	2,700,000	(2)	980,273	8,039,438	42,856	11,762,567

Chandra Dhandapani	No Change in Control	2,775,000	(2)	1,020,417	10,877,193	42,256	14,714,866

	During Change in Control Protection Period	2,775,000	(2)	1,020,417	12,287,507	42,256	16,125,180

John E. Durburg	No Change in Control	2,902,500	(2)	887,973	15,002,664	42,856	18,835,993

	During Change in Control Protection Period	2,902,500	(2)	887,973	16,501,321	42,856	20,334,650

Daniel G. Queenan	No Change in Control	2,902,500	(2)	908,371	15,002,664	41,356	18,854,891

	During Change in Control Protection Period	2,902,500	(2)	908,371	16,501,321	41,356	20,353,548

*	Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

Cash Severance Column (1), (2)

(1)	Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2023.

(2)	Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2023.

Pro Rata Bonus Column (3)

(3)	Represents the actual annual cash bonus award for 2023.

Accelerated Vesting of RSUs Column (4)

(4)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award (excluding the Strategic Equity Awards, which are not subject to the Severance Plan) as follows:

Multiply (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive covenants as described above), by (y) our per-share closing stock price on December 29, 2023 of $93.09.

The value of accelerated Core EPS Equity Awards is calculated assuming that the applicable performance measures are achieved at their target unit amount, except for the following:

-

our Adjusted EPS Equity Awards granted in 2021, which were earned at 200% of target based on the level of adjusted EPS achieved (as later certified by our Compensation Committee on February 10, 2023), and

-	our Core EPS Equity Awards granted in 2022, which were earned at 0% of target based on the level of core EPS achieved (as later certified by our Compensation Committee on February 22, 2024).

Health and Welfare Benefits Column (5)

(5)	Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

Death, Disability and Retirement Under 2020, 2021, 2022 and 2023 Annual Equity Award Agreements

Any unvested portion of our annual equity awards is generally forfeited upon termination of an executive’s employment with the company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements under which our 2020, 2021, 2022 and 2023 annual equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability and retirement circumstances.

2020, 2021, 2022 AND 2023 ANNUAL EQUITY AWARDS

•

For 2020, 2021, 2022 and 2023 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability more than twelve months following the vesting commencement date, then the entire unvested portion of the award will become immediately vested. If the death or disability termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If the grantee’s employment terminates due to retirement on or following December 31 of the calendar year in which the vesting commencement date occurs, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested. If a retirement termination event occurs prior to December 31 of the year of the applicable vesting commencement date for such award, then the entire Time Vesting Equity Award is forfeited.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	77

•

For 2021, 2022 and 2023 Core EPS Equity Awards, if the grantee’s employment terminates due to death or disability more than twelve months following the vesting commencement date, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum core EPS performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on our actual cumulative core EPS over the performance period relative to the core EPS targets set forth in the award. If the death or disability termination event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If a retirement termination event occurs on or after December 31 of the year of the applicable vesting commencement date for such award, then the unvested portion of the award will continue to vest without proration, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if a retirement termination event occurs before December 31 of the year of the applicable vesting commencement date for such award, then the entire Core EPS Equity Award is forfeited.

DEFINITIONS

•

A “retirement” with respect to our named executive officers means that the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the company.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION DUE TO DEATH OR DISABILITY

In the hypothetical event that any of our named executive officers for 2023 had terminated employment on December 29, 2023 due to death or disability under the circumstances covered by our 2020, 2021, 2022 and 2023 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2020, 2021, 2022 and 2023 annual equity awards:

Name	2020 Annual Equity Awards ($)	2021 Annual Equity Awards ($)	2022 Annual Equity Awards ($)	2023 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic	1,377,825	16,891,553	3,350,495	14,075,394	35,695,267

Emma E. Giamartino	123,344	1,682,508	644,183	3,091,892	5,541,927

Chandra Dhandapani	262,048	2,607,730	1,141,749	3,526,808	7,538,335

John E. Durburg	463,588	4,032,473	1,438,799	3,927,840	9,862,700

Daniel G. Queenan	463,588	4,032,473	1,438,799	3,927,840	9,862,700

The foregoing amounts assume: (i) the Core EPS Equity Awards granted in 2021 were earned at 200% of target (as certified by the Compensation Committee on February 10, 2023), (ii) the Core EPS Equity Awards granted in 2022 were earned at 0% of target (as certified by the Compensation Committee on February 22, 2024), (iii) the Core EPS Equity Awards granted in 2023 are achieved at their “target” Core EPS performance level, and (iv) all awards were valued at the closing price of our common stock on December 29, 2023, which was $93.09 per share.

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION DUE TO RETIREMENT

In the hypothetical event that Mr. Sulentic had terminated his employment on December 29, 2023 due to retirement under the circumstances covered by our 2020, 2021, 2022 and 2023 annual award agreements, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his unvested 2020, 2021, 2022 and 2023 annual equity awards:

Name	2020 Annual Equity Awards ($)	2021 Annual Equity Awards ($)	2022 Annual Equity Awards ($)	2023 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic(1)	1,377,825	16,891,553	3,350,495	17,298,077	38,917,950

(1)

Mr. Sulentic became retirement eligible in September 2018. Mses. Giamartino and Dhandapani and Messrs. Durburg and Queenan were not retirement eligible on December 29, 2023 and therefore are not included in the table above.

The foregoing amounts assume (i) the Core EPS Equity Awards granted in 2021 were earned at 200% of target (as certified by the Compensation Committee on February 10, 2023), (ii) the Core EPS Equity Awards granted in 2022 were earned at 0% of target (as certified by the Compensation Committee on February 22, 2024), (iii) the Core EPS Equity Awards granted in 2023 are achieved at their “target” Core EPS performance level, (iv) all awards were valued at the closing price of our common stock on December 29, 2023, which was $93.09 per share, and (v) that Mr. Sulentic complied with the applicable non-competition, non-solicitation and confidentiality covenants through all applicable vesting dates.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	78

Qualifying Termination or Retirement Under Strategic Equity Award Agreements

Any unvested portion of the Strategic Equity Awards is generally forfeited upon a termination of employment that occurs prior to, in the case of the Time Vesting Strategic Equity Awards, their December 1, 2023 (in the case of the 2022 Sulentic SEA Award, February 25, 2027) vesting date, and, in the case of the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, the date on which the Compensation Committee certifies the applicable performance percentile ranking achieved (which certification will occur as soon as practicable, but in no event more than 60 days in the case of the rTSR Strategic Equity Awards or 90 days in the case of the rEPS Strategic Equity Awards, following the end of the six-year (in the case of the 2022 Sulentic SEA Award, five-year) performance period for such RSUs).

However, the award agreements under which the Strategic Equity Awards were granted provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of a termination due to (i) retirement or (ii) death, disability, by the company without cause or by the grantee for good reason (collectively referred to hereafter as a “SEA Qualifying Termination”).

In summary:

TIME VESTING STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated due to a SEA Qualifying Termination, then a pro rata portion of the awards will vest on the date of termination determined based on the number of days the grantee was employed during the six-year vesting period, or five-year vesting period for the 2022 Sulentic SEA Award with delivery of the underlying shares delayed until December 1, 2023, or in the case of the 2022 Sulentic SEA Award, February 25, 2027, if required by Section 409A of the Internal Revenue Code in the event the grantee was retirement eligible prior to the SEA Qualifying Termination.

If a SEA Qualifying Termination occurs following a change in control of the company (as defined in the 2017 Plan), then all unvested Time Vesting Strategic Equity Awards will automatically vest on the date of such termination.

If the grantee’s employment is terminated due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the awards will vest on December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, February 25, 2027 (with the remaining awards being forfeited).

If the termination due to retirement occurs prior to the first anniversary of the grant date, all of the Time Vesting Strategic Equity Awards will be forfeited upon such termination without consideration.

Other than the 2022 Sulentic SEA Award, all Time Vesting Strategic Equity Awards for our NEOs vested in full on December 1, 2023.

rTSR STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated during the performance period and prior to a change in control of the company due to a SEA Qualifying Termination at any time or due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the rTSR Strategic Equity Awards will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the closing date of the change in control, and the number of rTSR Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals, but the closing date of the change in control will be used as the measurement date and the price per share payable in connection with such change in control will be the final value of the company’s Class A common stock. Any rTSR Strategic Equity Awards that are so earned will vest on December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026 (subject to the grantee’s continued employment on such date), or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rTSR Strategic Equity Awards so earned will vest on the date of such termination. Any rTSR Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

Other than the 2022 Sulentic SEA Award, the rTSR Strategic Equity Awards for our NEOs vested at 143.22% of the target award on January 23, 2024.

rEPS STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated during the performance period and prior to a change in control of the company (due to a SEA Qualifying Termination or due to retirement on or after the first anniversary of the grant date), then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the rEPS Strategic Equity Awards will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the most recent quarter-end prior to the closing date of the change in control. The number of rEPS Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals. However, the most recent quarter-end prior to the closing date of the change in control will be used as the measurement date for purposes of measuring the growth in Adjusted EPS over the performance period.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	79

Any awards that are so earned will vest on December 31, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026 (subject to the grantee’s continued employment on such date). If the grantee’s employment is terminated at any time following the change in control and prior to December 31, 2023 or December 31, 2026, as applicable, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rEPS Strategic Equity Awards so earned will vest on the date of such termination.

Any rEPS Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

Other than the 2022 Sulentic SEA Award, the rEPS Strategic Equity Awards for our NEOs vested at 70% of the target award (and the remainder of the target award was forfeited) on March 25, 2024.

DEFINITIONS

“Cause” means the occurrence of any one or more of the following events by the grantee:

•	conviction of (or plea of guilty or no contest to) a felony involving moral turpitude;

•	willful and continued failure to substantially perform their designated duties or to follow lawful and authorized directions of the company after written notice from or on behalf of the company;

•	willful misconduct (including willful violation of the company’s policies that are applicable to such grantee) or gross negligence that results in material reputational or financial harm to the company;

•	any act of fraud, theft, or any material act of dishonesty by the grantee regarding the company’s business;

•	a material breach of fiduciary duty to the company (including without limitation, acting in competition with, or taking other adverse action against, the company during the period of the grantee’s employment with the company, including soliciting our employees for alternative employment);
•	any illegal or unethical act (inside or outside of such grantee’s scope of employment) by the grantee that results in material reputational or financial harm to the company;

•	any material misrepresentation regarding personal and/or company performance and/or the company’s records for personal or family financial benefit;

•	a material or systematic unauthorized use or abuse of corporate resources of the company for personal or family financial benefit; or

•	a refusal to testify or cooperate in legal proceedings or investigations involving the company. For purposes of this definition, the “company” means the company and its subsidiaries and affiliates.

“Good reason” means the occurrence of any one or more of the following events without the grantee’s prior written consent:

•	a material adverse change in the grantee’s duties or responsibilities (such that the compensation paid to the grantee would not continue to be deemed rational based on their revised duties or responsibilities);

•	a reduction of more than 10% in the grantee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	a reduction of more than 10% in the grantee’s annual target bonus as in effect immediately prior to such reduction or the grantee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	the failure by the company to make any annual equity grant to the grantee or a reduction of more than 10% of the grantee’s annual equity grant as compared to the annual equity grant made to the grantee in the preceding fiscal year of the company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect the grantee relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	if the grantee is a participant in the Severance Plan, the failure of any successor to the company to assume the Severance Plan upon a change in control of the company; or

•	a change in the grantee’s principal place of work to a location of more than 50 miles in each direction from their principal place of work immediately prior to such change in location, so long as such change increases the grantee’s commute from their principal residence by more than 50 miles in each direction and more than 3 times per week on average.

In order to resign for “good reason,” a grantee must provide a notice of termination to the company within 90 days of the initial existence of the facts or circumstances constituting such event, the company must fail to cure such facts or circumstances within 30 days after receipt of such notice and the date on which the grantee’s termination occurs must be no later than 30 days after the expiration of the cure period.

“Disability” has the same meaning it has under the Severance Plan and “retirement” has the same meaning it has for purposes of the company’s annual equity awards.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	80

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION DUE TO RETIREMENT

Mr. Sulentic became retirement eligible in September 2018. Mses. Giamartino and Dhandapani and Messrs. Durburg and Queenan were not retirement eligible on December 29, 2023. In the hypothetical event that Mr. Sulentic had terminated employment on December 29, 2023 due to retirement and irrespective of whether a change in control of the company had occurred prior to such hypothetical termination, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his Strategic Equity Awards.

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)

Robert E. Sulentic	859,872	899,249	899,249	2,658,370

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION DUE TO SEA QUALIFYING TERMINATION (NO CHANGE IN CONTROL)

In the hypothetical event that any of our named executive officers during 2023 had terminated employment on December 29, 2023 due to a SEA Qualifying Termination, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)

Robert E. Sulentic	859,872	899,249	899,249	2,658,370

Emma E. Giamartino	—	1,283,339	627,240	1,910,579

Chandra Dhandapani	—	2,826,678	1,381,548	4,208,226

John E. Durburg	—	4,115,788	2,011,582	6,127,370

Daniel G. Queenan	—	4,115,788	2,011,582	6,127,370

These amounts assume:

•

the level of performance achieved for both the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards will be the level which causes the target number of rTSR Strategic Equity Awards and rEPS Strategic Equity Awards to vest;

•	all awards were valued at the closing price of our common stock on December 29, 2023, which was $93.09 per share;

•	the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates; and

•

for each type of award, the actual number of awards that vested was determined using proration based on, with respect to Mr. Sulentic, service from February 25, 2022 to December 31, 2023, Ms. Giamartino, service from March 3, 2021 to December 29, 2023, Ms. Dhandapani, service from December 1, 2017 through December 29, 2023 and with respect to Messrs. Durburg and Queenan, service from December 1, 2017 through December 29, 2023.

HYPOTHETICAL DECEMBER 29, 2023 TERMINATION DUE TO SEA QUALIFYING TERMINATION (CHANGE IN CONTROL)

In the hypothetical event that a change in control of the company had occurred on December 29, 2023 and any of our named executive officers during 2023 had terminated employment due to a SEA Qualifying Termination following such change in control, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)

Robert E. Sulentic	2,327,622	—	—	2,327,622

Emma E. Giamartino	—	1,283,339	506,130	1,789,469

Chandra Dhandapani	—	2,826,678	1,114,846	3,941,524

John E. Durburg	—	4,115,788	1,623,397	5,739,185

Daniel G. Queenan	—	4,115,788	1,623,397	5,739,185

We have assumed that (i) all awards were valued at the closing price of our common stock on December 29, 2023, which was $93.09 per share and, for purposes of the rTSR Strategic Equity Awards, that this closing price was also the final value of the company’s Class A common stock for purposes of calculating the price per share payable in connection with the change in control and (ii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — CEO PAY RATIO	81

CEO Pay Ratio

In 2023, the ratio of CEO pay of $19,074,825 to median employee pay of $70,802 was 269:1.

As is permitted under SEC rules, we identified the median employee by examining the annual base salary for all individuals, excluding our CEO, who were employed by us at the end of 2023. We included all active and on-leave employees, whether employed on a full-time, part-time or seasonal basis. We did not make any adjustments or estimates with respect to annual base salary compensation, and we did not annualize compensation for any full-time employees that were not employed by us for all of 2023.

Under the de minimis exclusion, we excluded a total of not more than 5% of our employee population from the following countries: Argentina, Austria, Bahrain, Bangladesh, Belgium, Bulgaria, Colombia, Costa Rica, Croatia, Dominican Republic, Egypt, Finland, Greece, Hungary, Indonesia, Luxembourg, Morocco, New Zealand, Norway, Oman, Pakistan, Panama, Peru, Portugal, Romania, Russia, Saudi Arabia, Serbia, Slovakia, Slovenia, South Africa, Sri Lanka, Taiwan, Turkey, United Arab Emirates, Uruguay and Venezuela.

We employed statistical sampling to identify a group of employees within 2.5% of the median based on annual base salary, then selected the median employee from this group. We then calculated 2023 CEO pay, which includes Mr. Sulentic’s base salary, bonus, equity awards, employer-paid insurance premiums and 401(k) match. We used the same methodology in calculating 2023 pay for the median employee.

We believe that our methodology results in a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. However, given the different methodologies that public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio reported above should not be used as a basis for comparison between us and other companies.

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	82

Pay Versus Performance
Performance Measures
The most important financial performance measures that we use to link executive compensation actually paid to the NEOs for the most recently completed fiscal year to our performance are as follows:

•	Core Earnings per share, or Core EPS

•	Core EBITDA

•	Segment Operating Profit

•	Relative TSR

•	Relative Adjusted EPS Growth
Core EPS was selected as the company-selected measure for the Pay versus Performance table below because it has the strongest alignment with long-term shareholder value. Core EPS is used to determine the number of shares earned in our performance-based RSU program, which comprises a significant portion of our NEOs’ target pay opportunities.
2023 Pay Versus Performance Table
The table below shows the following information for the past four fiscal years: (i) “total” compensation for our NEOs for purposes of the “Summary Compensation Table” and shown on an average basis for the non-CEO
NEOs; (ii) the “Compensation Actually Paid” (or CAP) to our NEOs (calculated using rules required by the SEC) and shown on an average basis for the non-CEO
NEOs; (iii) our total shareholder return (TSR); (iv) the TSR of our peer group; (v) our GAAP Net Income; and (vi) our Core EPS. CAP does not represent the value of cash and shares of the company’s common stock received by the NEOs during the applicable year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, the CAP amounts in the table below differ from compensation actually received by the NEOs and the compensation decisions described in the
“
Compensation Discussion and Analysis
”
discussion in this Proxy Statement.

Year	“Summary Compensation Table” Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average “Summary Compensation Table” Total for Other NEOs (1) ($)	Average Compensation Actually Paid to Other NEOs (2) ($)	Company TSR (3) ($)	Peer Group TSR (3) ($)	GAAP Net Income ($ in thousands)	Core EPS ($)

2023	18,358,834	16,844,606	5,448,974	5,440,481	151.88	89.51	985,747	3.84

2022	25,912,100	1,749,522	5,259,697	(1,880,786)	125.57	78.83	1,407,370	5.69

2021	13,908,085	67,396,503	6,090,375	17,034,237	177.04	121.21	1,836,574	5.33

2020	11,993,465	(11,520,049)	3,675,860	753,759	102.33	82.24	751,989	3.27

(1)	The CEO for each year reported was Robert E. Sulentic. The other NEOs for each year reported are as follows:

•	2023: Emma E. Giamartino, Chandra Dhandapani, John E. Durburg and Daniel G. Queenan

•	2022: Emma E. Giamartino, Chandra Dhandapani, John E. Durburg, Michael J. Lafitte and Daniel G. Queenan

•	2021: Emma E. Giamartino, Leah C. Stearns, Chandra Dhandapani, Michael J. Lafitte and Daniel G. Queenan

•	2020: Leah C. Stearns, John E. Durburg, Michael J. Lafitte and Daniel G. Queenan

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	83

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance table above. The following table details the applicable adjustments that that were made to determine CAP (all amounts are averages for the non-CEO
NEOs):

	2023		2022		2021		2020

	CEO ($)	Average Other NEOs ($)	CEO ($)	Average Other NEOs ($)	CEO ($)	Average Other NEOs ($)	CEO ($)	Average Other NEOs ($)

Summary Compensation Table Total	18,358,834	5,448,974	25,912,100	5,259,697	13,908,085	6,090,375	11,993,465	3,675,860

Minus Summary Compensation Table Value of Equity Granted in the Fiscal Year	(14,749,941)	(3,744,965)	(22,261,250)	(3,426,214)	(9,789,859)	(2,943,778)	(10,649,973)	(2,389,965)

Plus Year-end Fair Value of Unvested Equity Awards Granted in Fiscal Year	11,459,425	3,335,426	14,806,976	2,342,343	22,555,323	5,238,907	3,712,961	1,298,273

Plus (Minus) Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(1,102,283)	(42,271)	(15,163,719)	(5,773,076)	38,332,435	8,276,968	(15,906,439)	(1,517,878)

Plus Fair Value at Vesting Date of Awards Granted and Vested in Fiscal Year	214,063	—	142,290	11,766	162,693	104,495	149,408	—

Plus (Minus) Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Fiscal Year	2,664,508	443,317	(1,686,875)	(295,302)	2,227,827	725,253	(819,471)	(312,530)

Minus Fair Value at Prior Year-End of Awards Granted in Prior Years that are Forfeited During the Fiscal Year	—	—	—	—	—	(457,983)	—	—

Compensation Actually Paid	16,844,606	5,440,481	1,749,522	(1,880,786)	67,396,503	17,034,237	(11,520,049)	753,759

(3)
TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The Peer Group includes the following eight companies: JLL, a global commercial real estate services company publicly traded in the U.S., as well as the following companies that have significant commercial real estate or real estate capital markets businesses within the U.S. or globally, that in each case are publicly traded in the U.S. or abroad: Colliers International Group Inc. (CIGI), Cushman & Wakefield plc (CWK), ISS A/S (ISS), Marcus & Millichap, Inc. (MMI), Newmark Group Inc. (NMRK), Savills plc (SVS.L), and Walker & Dunlop, Inc. (WD).

CBRE 2024 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	84

Relationship Between CAP and Performance Measures
As shown in the Pay Versus Performance table above:

•
CAP vs. CBRE’s TSR.
Over the 2020-2023 period, our CEO and other NEOs’ CAP amounts were generally aligned with our TSR. CAP amounts were lower than Summary Compensation Table total compensation amounts in 2020 and 2022 when our TSR was relatively flat and negative, respectively. In contrast, CAP amounts were significantly higher than Summary Compensation Table total compensation amounts in 2021 when our TSR was strongly positive. In 2023, our CEO and other NEOs’ CAP amounts were slightly lower than Summary Compensation Table total compensation amounts, despite our positive TSR, driven primarily by our Core EPS performance versus internal goals, which resulted in lower numbers of shares vesting in our performance-based RSU program. Nonetheless, CBRE’s TSR has a strong impact on CAP amounts because the majority of our NEOs’ executive compensation is in the form of equity (80% for our CEO and 72%, on average, for our other NEOs, excluding strategic equity awards).

•
CAP vs. CBRE’s GAAP Net Income.
Our GAAP Net Income is not correlated with CAP. The lack of correlation is primarily because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual GAAP Net Income. In addition, GAAP Net Income is not a measure used in our incentive plans.

•
CAP vs. CBRE’s Core EPS.
Our Core EPS increased each year from 2020 to 2022, but was lower in 2023. CAP amounts fluctuated over the same time period, with lower CAP values in 2020 and 2022, and higher CAP values in 2021 and 2023. The lack of correlation is partly because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual Core EPS. Also, in our annual performance-based RSU program, Core EPS has been measured cumulatively over a two-year
period against internally-established goals. Because of the different measurement periods (
i.e.
, year-over-year change for CAP vs.
two-year
cumulative measurement for Core EPS in our annual performance-based RSU program), as well as the fact that the Core EPS goals are set versus internal budgets and not based on a fixed year-over-year growth rate, there is no correlation between Core EPS and CAP values for the four years shown in the table.

•	CBRE’s TSR vs. Peer Group TSR. The company’s indexed TSR outperformed the Peer Group indexed TSR in each year of the four-year period measured.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. For a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance, see “Compensation Discussion and Analysis” beginning on page 43 in this Proxy Statement.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of our company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CBRE 2024 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS	85

Stock Ownership

Security Ownership of Principal Stockholders

Based on information available to us as of March 28, 2024, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 306,949,267 shares of common stock outstanding as of March 28, 2024):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.	28,009,132(1)	9.1%

55 East 52nd Street

New York, New York 10055

Harris Associates, L.P. and Harris Associates, Inc.	16,005,141(2)	5.2%

111 South Wacker Drive, Suite 4600

Chicago, Illinois 60606

The Vanguard Group	47,591,006(3)	15.5%

100 Vanguard Boulevard

Malvern, Pennsylvania 19355

(1)

Solely based on information in a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2023, BlackRock, Inc. was the beneficial owner of 28,009,132 shares of our common stock, with sole voting power as to 25,079,778 shares and sole dispositive power as to 28,009,132 shares of our common stock.

(2)

Solely based on information in a Schedule 13G filed with the SEC on February 14, 2024 by Harris Associates, L.P. (“Harris L.P.”) and Harris Associates, Inc., the general partner of Harris LP (“Harris”). The Schedule 13G indicates that as of December 31, 2023, Harris LP and Harris were the beneficial owners of 16,005,141 shares of our common stock, with sole voting power as to 15,739,268 shares and sole dispositive power as to 16,005,141 shares of our common stock.

(3)

Solely based on information in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Schedule 13G/A indicates that as of December 29, 2023, The Vanguard Group was the beneficial owner of 47,591,006 shares of our common stock, with shared voting power as to 389,026 shares, sole dispositive power as to 46,293,723 shares and shared dispositive power as to 1,297,283 shares of our common stock.

CBRE 2024 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS	86

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 28, 2024 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each nominee for director to our Board; (ii) each of our executive officers named in the “Summary Compensation Table”; and (iii) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. Further, unless otherwise noted, the business address of each of the persons named below is c/o CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201. All percentages in the table are based on 306,949,267 shares of common stock outstanding as of March 28, 2024.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)		Percentage of Shares of Common Stock Outstanding

Robert E. Sulentic	959,343	—	959,343	(4)	*

Emma E. Giamartino	31,103	567	31,670		*

Chandra Dhandapani	92,251	729	92,980		*

John E. Durburg	161,176	—	161,176		*

Daniel G. Queenan	180,891	—	180,891		*

Brandon B. Boze	—	2,919	2,919		*

Beth F. Cobert	20,825	2,919	23,744	(5)	*

Reginald D. Gilyard	14,449	2,919	17,368	(6)	*

Shira D. Goodman	14,756	2,919	17,675	(7)	*

E.M. Blake Hutcheson	2,722	2,919	5,641		*

Christopher T. Jenny	56,717	2,919	59,636		*

Gerardo I. Lopez	38,188	2,919	41,107		*

Susan Meaney	3,248	2,919	6,167		*

Guy A. Metcalfe	287	574	861		*

Oscar Munoz	5,996	2,919	8,915		*

Sanjiv Yajnik	22,145	2,919	25,064	(8)	*

All current directors, director nominees and current executive officers as a group (19 persons)	1,631,179	33,056	1,664,235		*

*	Less than 1.0%
(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 28, 2024.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(4)

Mr. Sulentic is the direct beneficial owner of 929,343 shares. An additional 30,000 shares are held by the Sulentic Family Foundation. He is a co-trustee of the Sulentic Family Foundation, but does not have any pecuniary interest in the shares beneficially owned by the foundation.

(5)	Ms. Cobert is a co-trustee of the Cioth/Cobert Family Trust U/D/T dated June 5, 1996, which owns 20,825 of the shares reflected.
(6)	Mr. Gilyard is a co-trustee of the Gilyard Family Trust UDT March 27, 2015, which owns 14,449 of the shares reflected.
(7)	Ms. Goodman is a co-trustee of the Shira D. Goodman 2014 Family Trust DTD March 5, 2014, which owns 14,756 of the shares reflected.
(8)	Mr. Yajnik is a co-trustee of the Sanjiv Yajnik Revocable Trust, which owns 22,145 of the shares reflected.

Certain of our directors and executive officers may beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 28, 2024, none of our current executive officers or directors have pledged any of our shares, except for Mr. Lopez, whose shares are held in a brokerage account subject to a customary margin arrangement.

CBRE 2024 PROXY STATEMENT	STOCK OWNERSHIP — SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	87

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2023 all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

CBRE 2024 PROXY STATEMENT	RELATED-PARTY TRANSACTIONS	88

Related-Party Transactions

Related-Party Transactions and Other Transactions Involving Our Officers and Directors

None of our executive officers and directors were involved in related-party transactions with us during 2023.

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he will report such transaction to the Audit Committee. The Audit Committee (or in certain cases, the Chair of the Audit Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — HOW TO ATTEND THE ANNUAL MEETING	89

Annual Meeting Information

How to Attend the Annual Meeting

We will be hosting the Annual Meeting live via the internet on May 22, 2024 at 11:00 a.m. (Central Time). You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2024. You will be able to attend the 2024 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2024 Annual Meeting in person.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote during the Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at www.cbre.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 11:00 a.m. (Central Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 10:45 a.m. (Central Time), and you should allow ample time for the check-in procedures.

Voting Instructions and Information

How do stockholders participate in the virtual meeting?

To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBRE2024. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost.

We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	90

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How do I vote?

If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CBRE2024 during the meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.

Telephone and internet proxy voting will close at 8:59 p.m. (Pacific Time) on May 21, 2024, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 19, 2024. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024; and

•	FOR the advisory approval of our named executive officer compensation for 2023.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 28, 2024, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 28, 2024, we had 306,949,267 shares of common stock outstanding.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2024 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	91

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.

If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2024) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum.

•

Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote” requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.

•

All Other Proposals. Approval of the other proposals that do not relate to director elections (Proposal 1) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2024) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 28, 2024, then the enclosed proxy card also serves as your voting instruction to Fidelity Management Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (Pacific Time) on May 19, 2024. If your voting instructions are not received by such deadline, then Fidelity Management Trust Company will not vote the shares attributable to your 401(k) plan account.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2024 (see Proposal 2); and

•	FOR the advisory approval of our named executive officer compensation for 2023 (see Proposal 3).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES	92

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Corporate Secretary, Chad Doellinger, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Attending the live webcast and voting online during the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

We will bear the expense of soliciting proxies. In addition to mailing the notices and providing these proxy materials, our Board may solicit proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Stockholder Recommendations of Director Candidates

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2024 proxy statement, you must send notice to Chad Doellinger, Corporate Secretary, CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Elect Directors—Director Nomination Criteria.”

Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2025 proxy statement or bring business before our annual meeting of stockholders in 2025, you must send notice to: Chad Doellinger, Corporate Secretary, CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in the 2025 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2025 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address above no later than the close of business on December 13, 2024. If the date of our 2025 annual meeting is more than 30 days before or after May 22, 2025, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations for Inclusion in the 2025 Proxy Statement. Our by-laws permit any stockholder, or group of up to 20 stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations to be included in our proxy materials.

The maximum number of director nominees included in our proxy under this process (known as “proxy access”) will be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two director nominees. The notice required to nominate a director for the 2025 annual meeting through this proxy access process must be delivered to (or mailed to and received at) the address above no later than February 21, 2025 and no earlier than January 22, 2025, unless our 2025 annual meeting of stockholders is to be held

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — ELIMINATING PAPER AND DUPLICATIVE MATERIALS	93

more than 30 days before, or more than 70 days after, May 22, 2025, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day after public announcement of the date of the 2025 annual meeting is first made.

The notice must include the information required by our by-laws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2025 annual meeting and must otherwise be in compliance with our by-laws.

Other Stockholder Proposals or Nominations for Presentation at the 2025 Annual Meeting. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Corporate Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals.

In addition, our by-laws allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above (although doing so relieves the company of the obligation to include a director nominee in the proxy statement prepared for the relevant stockholders meeting). The notice of a proposal or director nomination must be delivered to (or mailed to and received at) the address above no later than February 21, 2025 and no earlier than January 22, 2025, unless our 2025 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 22, 2025, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day after public announcement of the date of the 2025 annual meeting is first made.

In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 11, 2025, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made.

The requirements for such stockholder’s notice are set forth in our by-laws, which are posted in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. To comply with SEC Rule 14a-19, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board or pursuant to the proxy access process, then such stockholder must provide notice to our Secretary that sets forth all the information required by SEC Rule 14a-19 and our by-laws by the advance notice deadlines set forth above. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this section to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

Eliminating Paper and Duplicative Materials

Internet availability—Under rules adopted by the SEC, we provide access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2024 Proxy Statement and Annual Report for the fiscal year ended December 31, 2023 are available free of charge on the Investor Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting.

If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by:

MAIL: At CBRE Group, Inc., Attention: Investor Relations, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201,

TELEPHONE: Call (214) 863-3100, or

EMAIL: Send requests by e-mail to investorrelations@cbre.com.

If we did not household your proxy materials for the 2024 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

CBRE 2024 PROXY STATEMENT	ANNUAL MEETING INFORMATION — INCORPORATION BY REFERENCE	94

Incorporation by Reference

The Audit Committee Report, the Compensation Committee Report and the disclosure contained herein under the heading “Pay Versus Performance” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail

Broadridge Corporate Issuer Solutions, Inc.

Attention: Interactive Workflow System

1155 Long Island Avenue

Edgewood, New York 11717

Telephone Inquiries

(855) 627-5086, or TTY for hearing impaired: (855) 627-5080

Foreign Shareowners: (720) 378-5662, or TTY

Foreign Shareowners: (720) 399-2074

Website: www.shareholder.broadridge.com

CBRE 2024 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-1

Annex A

Reconciliation of Certain Non-GAAP Financial Measures

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with GAAP. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Board and management use non-GAAP financial measures to evaluate our operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected costs and charges that may obscure the underlying performance of our business and related trends. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

1. Definitions

Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.

Core Adjusted Net Income and Core EPS exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, provision associated with Telford’s fire safety remediation efforts, costs associated with efficiency and cost-reduction initiatives and a one-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).

Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, costs associated with efficiency and cost-reduction initiatives and a one-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).

2. Net Revenue

A reconciliation of net revenue to revenue is shown below (dollars in millions).

	Year Ended December 31,

	2023	2022

Revenue:

Net revenue	$18,276	$18,777

Plus: Pass through costs also recognized as revenue	13,673	12,051

Total revenue	$31,949	$30,828

CBRE 2024 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-2

3. Core EPS

A reconciliation of net income computed in accordance with GAAP to Core adjusted net income, and to Core EPS, in each case for the fiscal years ended December 31, 2023 and 2022 is set forth below (dollars in millions, except share and per share data):

	Year Ended December 31,

	2023	2022

Net income attributable to CBRE Group, Inc.	$986	$1,407

Plus / minus:

Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	167	166

Integration and other costs related to acquisitions	62	40

Carried interest incentive compensation reversal to align with the timing of associated revenue	(7)	(4)

Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	(5)

Costs incurred related to legal entity restructuring	13	13

Asset impairments	—	59

Write-off of financing costs on extinguished debt	—	2

One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date remaining controlling interest was acquired	(34)	—

Net fair value adjustments on strategic non-core investments	(32)	175

Costs associated with efficiency and cost-reduction initiatives	159	118

Provision associated with Telford’s fire safety remediation efforts	—	186

Impact of adjustments on non-controlling interest	(33)	(40)

Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	(82)	(254)
Core adjusted net income	$1,199	$1,863
Core EPS	$3.84	$5.69
Weighted average shares outstanding for diluted income per share	312,550,942	327,696,115

CBRE 2024 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-3

4. Core EBITDA

A reconciliation of net income computed in accordance with GAAP to Core EBITDA for the fiscal years ended December 31, 2023 and 2022 is set forth below (dollars in millions):

	Year Ended December 31,

	2023	2022

Net income attributable to CBRE Group, Inc.	$986	$1,407

Net income attributable to non-controlling interests	41	17

Net income	1,027	1,424

Adjustments:

Depreciation and amortization	622	613

Asset impairments	—	59

Interest expense, net of interest income	149	69

Write-off of financing costs on extinguished debt	—	2

Provision for income taxes	250	234

Integration and other costs related to acquisitions	62	40

Carried interest incentive compensation reversal to align with the timing of associated revenue	(7)	(4)

Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	(5)

Costs incurred related to legal entity restructuring	13	13

Costs associated with efficiency and cost-reduction initiatives	159	118

Provision associated with Telford’s fire safety remediation efforts	—	186

One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date remaining controlling interest was acquired	(34)	—

Net fair value adjustments on strategic non-core investments	(32)	175

Core EBITDA	$2,209	$2,924

CBRE 2024 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-4

5. Resilient Business Lines

Net revenue and gross revenue from resilient business lines is calculated as follows (dollars in millions):

	Year Ended December 31,

	2023	2022

Net revenue from resilient business lines:

Facilities management	$5,806	$5,137

Property management	1,840	1,777

Project management	3,124	2,735

Valuation	716	765

Loan servicing	317	311

Asset management fees	539	536
Total net revenue from resilient business lines	12,342	11,261
Pass through costs also recognized as revenue	13,673	12,051
Total revenue from resilient business lines	$26,015	$23,312

CBRE

2100 McKinney Avenue, Suite 1250
Dallas, Texas 75201

CBRE GROUP, INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 21, 2024, unless you are voting shares held in CBRE Group, Inc.’s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 19, 2024 (the “401(k) cut-off time”). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CBRE2024

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 21, 2024 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V41857-P08089	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 CBRE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:
1.	Elect Directors
	Nominees:		For	Against	Abstain
	1a.	Brandon B. Boze	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1b.	Beth F. Cobert	☐	☐	☐	2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
	1c.	Reginald H. Gilyard	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation for 2023.	☐	☐	☐
	1d.	Shira D. Goodman	☐	☐	☐	NOTE: To transact any other business properly introduced at the Annual Meeting.
	1e.	E.M. Blake Hutcheson	☐	☐	☐
	1f.	Christopher T. Jenny	☐	☐	☐
	1g.	Gerardo I. Lopez	☐	☐	☐
	1h.	Guy A. Metcalfe	☐	☐	☐
	1i.	Oscar Munoz	☐	☐	☐
	1j.	Robert E. Sulentic	☐	☐	☐
	1k.	Sanjiv Yajnik	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

V41858-P08089

CBRE GROUP, INC.

Annual Meeting of Stockholders

May 22, 2024 11:00 a.m. (Central Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert E. Sulentic and Emma E. Giamartino, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Central Time) on May 22, 2024 at www.virtualshareholdermeeting.com/CBRE2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side